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                            Threadneedle Investments

                                 Code of Ethics

                                    May 2005

THIS DOCUMENT IS THE PROPERTY OF THREADNEEDLE INVESTMENTS. IT CONTAINS REFERENCES TO POLICIES AND PROCEDURES THAT ARE CONFIDENTIAL. THIS DOCUMENT IS NOT TO BE COPIED AND MAY NOT BE PASSED TO ANYONE OTHER THAN A CURRENT THREADNEEDLE INVESTMENTS EMPLOYEE WITHOUT THE EXPRESS CONSENT OF THREADNEEDLE COMPLIANCE TEAM.

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Preface

[PIC]

Threadneedle operates in a service industry and the core of such an industry is the people who work within it.

Our successes as a firm - effective marketing and sales, fund management performance and good client service - are all a product of the quality and the performance of individuals in the firm working together, supported by the operations, systems and infrastructure we have built.

Likewise, the strength of Threadneedle's reputation is also the product of the integrity and competence of each individual within Threadneedle and their contribution to the firm's operating and controls environment.

In constructing the regulatory regime in the UK the regulators already recognised the importance of the actions and contributions of individuals within the industry to the orderly and proper management of UK financial services businesses such as Threadneedle. Furthermore, since Threadneedle International (TINTL) was registered as an Investment Adviser with the US regulator (SEC) on 4th June 2004, we are now also subject to SEC regulations.

In 2004, the SEC adopted a new rule and related rule amendments under the Investment Advisers Act of 2004 that require registered advisers to adopt a Code of Ethics with effect from 1 February 2005.

This present document constitutes Threadneedle's Code of Ethics. It describes the requirements of the regulator with which both Threadneedle and each supervised person within the firm must comply. These requirements form the ethical standards to which we will be held by the regulators. However, my message is that we should, when reviewing the standards within the Code of Ethics, think above and beyond the expectations of the regulators.

Generally, our customers and other professionals with whom we deal expect us to operate to the highest possible standards of efficiency, performance and integrity and to treat them fairly. Unless we can match and exceed those standards, which are the standards of our key competitors, we cannot hope to retain and increase customer loyalty and brand value for Threadneedle in the UK, US and International markets.

Threadneedle's Investment Adviser Code of Ethics therefore forms an integral part of Threadneedle's proposition to its customers and to the market place. We expect these standards to be applied appropriately to all aspects of Threadneedle's businesses. They will also form guiding principles for the approach of senior management in measuring the integrity and the effectiveness of the performance of staff in the firm.

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Consequently I ask you to read the Code carefully, ensure that you understand it fully and take it onboard in your day-to-day activities on behalf of Threadneedle.

/s/ Simon Davies

Simon Davies
Chief Executive


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Summary of Contents

1. Introduction

     1.1  Overview

     1.2  Required Standards of Business Conduct

2. Fiduciary Obligations

3. The Statements of Principle for Supervised Persons

4. Threadneedle's Personal Account Dealing Code

5. Threadneedle's Gifts & Benefits Policy

6. Threadneedle HR policies & guidelines

7. Supervised Persons - definition and scope

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1. Introduction

1.1 Overview

As a condition of your continued employment with Threadneedle and your association with Threadneedle International Ltd, you are required to read, understand, and fully comply with this Code of Ethics. The Code of Ethics also incorporates into its terms and requirements the provisions of other important documents to which you are subject; namely, Threadneedle's Compliance Manual (specific policies - see sections 4 & 5) and Threadneedle's Staff Handbook (specific policies - see section 6).

It is your personal responsibility and accountability to avoid any conduct that could create a conflict, or even the appearance of a conflict, with our clients' interests, or do anything that could damage or erode the trust our clients place in Threadneedle. This is the spirit of the Code of Ethics. Every person has the absolute obligation to comply with both the letter and the spirit of the Code. Failure to comply with its spirit is just as much a violation as a failure to comply with the written provisions of the Code. In this regard, you should also be aware that it is impossible for the Code of Ethics to cover every situation you may encounter. In those situations that are not specifically covered by the Code we must follow the spirit of the Code. If you are uncertain as to the appropriate course of action you should take, you should seek immediate assistance from your line manager, Compliance contact, or HR representative. If the Code of Ethics is silent on a particular matter, it does not authorise conduct that violates the spirit of the Code.

The Code covers not only the activities you perform on a day-to-day basis, but also your personal securities transactions as well as those of certain of your family members and entities (such as corporations, trusts, or partnerships) that you may be deemed to control or influence.

Appropriate sanctions will be imposed for violations of the Code of Ethics. Sanctions may include bans on personal trading, financial penalties, disgorgement of trading profits, suspension of employment, and/or termination of employment. Repeat violations of the Code will result in progressively stronger sanctions. Self-reporting a violation of the Code will be considered in determining the appropriate sanction for the violation.

This Code will be provided to all individuals who are subject to its terms. After you receive and review the Code you must certify that you have received, read and understand the document and agree that you are subject to it and will comply with it. You will also be required to provide similar certifications when the Code is amended. On an annual basis you will also be asked to provide a re-certification and certify that you have complied with the Code during the past year.

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1.2  Required Standards of Business Conduct

Under this Code of Ethics all supervised persons of TINTL must comply with the following standards of business conduct: -

     o Compliance with all applicable laws and regulations, including the federal securities laws and our fiduciary obligations;

     o    Compliance with this Code of Ethics;

     o Compliance with Threadneedle's Compliance Manual (specifically Personal Account Dealing and Gifts & Benefits)

     o Compliance with Threadneedle's Staff Handbook (specifically the following Threadneedle policies and guidelines:)

          >>   Equal Opportunities,

          >>   Disciplinary Policy,

          >>   Harassment & Bullying policy,

          >>   Whistleblowers policy,

The Investment Advisers Act of 1940 imposes a fiduciary duty on an investment adviser (TINTL) to act in utmost good faith with respect to its clients, and to provide full and fair disclosure of all material facts, particularly where the adviser's interests may conflict with the client's. TINTL has a duty to deal fairly and act in the best interests of its clients at all times.

As Threadneedle employees, you are also subject to Compliance & HR policies and procedures adopted by the firm. You are responsible for being familiar with and complying with these policies and procedures.

The Code of Ethics specifically addresses personal securities trading activities in an effort to detect and prevent illegal or improper transactions and it also deals with the acceptance of gifts and benefits.

Under this Code of Ethics you have a duty to promptly report any violation or apparent violation of the Code of Ethics to the Compliance Director. This duty exists whether the violation or apparent violation is yours or that of another employee. All such reports will be treated confidentially to the extent permitted by law and will be investigated promptly and appropriately. Threadneedle prohibits retaliation against individuals who report violations or apparent violations of the Code in good faith and will treat any such retaliation as a further violation of the Code. However, it must be understood that supervised persons who violate the Code are subject to sanctions for the violation even if they report the violation.

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2. Fiduciary Principles

The following general fiduciary principles shall govern your activities and the interpretation and administration of these rules:

     o    The interests of our clients must be placed first at all times.

          It is part of Threadneedle's day-to-day culture and philosophy that the needs of customers are at the forefront of our minds when developing products, our sales and marketing strategies, and our ongoing relationships and communications with customers. It follows therefore, that throughout any day-to-day work, or project that Threadneedle is involved in (whether that project is ultimately owned by Threadneedle or not), that the requirements as to it "Treating Customers Fairly" are embedded in the process.

          For example, the FSA regards senior management as accountable for ensuring that customers are treated fairly and that product design properly considers the risks to the customer and the management of conflicts of interests that the product provider may have in designing and distributing its products. This culture, in turn, must flow down and be embedded into Threadneedle's day-to-day dealings with customers, whether through marketing material to dealing with customer complaints.

     o All personal trading transactions must be conducted in line with the rules contained within Threadneedle's Personal Account Dealing Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

     o You should never use your position with the company, or information acquired during your employment, in your personal trading in a manner that may create a conflict or the appearance of a conflict between your personal interests and the interest of the company or its customers and clients. If such a conflict or potential conflict arises, you must report it immediately to the Compliance Director.

     o Company personnel should not take inappropriate advantage of their positions.

In connection with providing investment management services to clients, this includes prohibiting any activity which directly or indirectly:

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     o    Defrauds a client in any manner;

     o    Misleads a client, including any statement that omits material facts;

     o    Operates or would operate as a fraud or deceit on a client;

     o    Functions as a manipulative practice with respect to a client; and

     o    Functions as a manipulative practice with respect to securities.

These rules do not identify all possible conflicts of interest, and literal compliance with each of the specific provisions of this Code of Ethics will not shield company personnel from liability for personal trading or other conduct that is designed to circumvent its restrictions or violates a fiduciary duty to our clients.

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3.  The Statements of Principle for Supervised Persons

Application

The Statements of Principle apply to all Supervised Persons. Many of the principles and practices described are regarded by Threadneedle as fundamental precepts of behaviour and will be reflected directly or indirectly in its policies, procedures and business practices. Furthermore, to the extent that a Supervised Person relies upon or is responsible for others conducting regulated activities for Threadneedle, then it is likely that they can only meet the requisite standards under the Statements of Principle by ensuring so far as practicable, that those who they manage apply the same.

Threadneedle will take action for a culpable breach of a principle (i.e. disciplinary action) - that is, a deliberate breach of a statement of principle or conduct which is below that which is reasonable in all the circumstances. The Statements of Principle must be applied generally by Supervised Persons to their conduct.

The Statements of Principle

--------------------------------------------------------------------------------
                            Statement of Principle 1
A supervised person must act with integrity in carrying out their function.

--------------------------------------------------------------------------------
                            Statement of Principle 2
A supervised person must act with due skill, care and diligence in carrying out their function.

--------------------------------------------------------------------------------
                            Statement of Principle 3
A supervised person must observe proper standards of market conduct in carrying out their function.
--------------------------------------------------------------------------------
                            Statement of Principle 4
A supervised person must deal with the FSA and with other regulators (SEC) in an open and co-operative way and must disclose appropriately any information of which the FSA (and SEC) would reasonably expect notice.
--------------------------------------------------------------------------------

The conclusion is that a Supervised Person must test their own behaviour and the decisions that they make against the Statements of Principle.

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4. Personal Account Dealing Code

As a Threadneedle employee, you are required to comply with compliance policies and procedures. Under this Code of Ethics, all supervised persons of TINTL must comply with Threadneedle's Personal Account Dealing Code which forms part of the Compliance Manual and is available to you on the Compliance Department's intranet site.

You are expected to read and understand this policy (click below)

     >>   Personal Account Dealing Code

Should you have any questions relating to any aspect of this policy please contact Firmwide Compliance.

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5. Gifts & Benefits Policy

As a Threadneedle employee, you are required to comply with compliance policies and procedures. Under this Code of Ethics, all supervised persons of TINTL must comply with Threadneedle's Gifts & Benefits policy which forms part of the Compliance Manual and is available to you on the Compliance Department's intranet site.

You are expected to read and understand this policy (click below)

     >>   Gifts & Benefits Policy

Should you have any questions relating to any aspect of this policy please contact Firmwide Compliance.

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6. HR Policies & Guidelines

Under this Code of Ethics, all supervised persons of TINTL must comply with certain business standards. The Staff Handbook available to you on the intranet is designed to guide the personal business ethics of all of us. However, the following company policies specifically form part of Threadneedle's Code of Ethics to which you are subject.

You are expected to read and understand these policies: -

     >>   Equal Opportunities

     >>   Disciplinary Policy,

     >>   Harassment & Bullying policy,

     >>   Whistleblowers policy,

Should you have any questions relating to any aspect of these HR policies please contact your HR representative.

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7. Supervised Person

Definition

A supervised person includes:-

     1. Directors, Officers, and partners of the adviser (or other persons occupying a similar status or performing similar functions)

     2.   Employees of the adviser

     3. Any other person who provides advice on behalf of the adviser and is subject to the adviser's supervision and control

Scope

A supervised person of Threadneedle International Limited (TINTL) therefore includes:-

     o    TINTL Board members (all)

     o    TINTL Approved Persons (all)

     o    Investment floor (all staff including secretaries)

     o    Controls Group (all)

     o    Investment Operations (all)

     o    Strategic Alliances (all)

     o    BCP (all)

     o    Risk & Strategy (all)

     o    Investment Communications (all)

     o    IBG (some)

     o    Finance (some)

     o    IT (some)

     o    HR (some)

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--------------------------------------------------------------------------------

Analysis & application to Threadneedle Investments

Personal Account Dealing

General application

Firmwide Compliance

Version 1.7                                                        November 2005


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CONTENTS

1      INTRODUCTION

       1.1    Why the Code is necessary - the General Principles

              1.1.1  Fiduciary Duties and Conflicts of Interest

              1.1.2  Insider Dealing

       1.2 General obligation to ensure high standards of personal conduct in dealings

              1.2.1  Obligation to adhere to the General Principles in the Code

              1.2.2  Responsible Trading

2      RULES & PROCEDURES

       2.1    Introduction

       2.2    Who the Code Applies To

              2.2.1  Employees of Threadneedle Investments

              2.2.2  Sanctions

              2.2.3  Trusteeships, executorships etc

              2.2.4  Employees and their Connected Persons

              2.2.5 Alternative arrangements for connected persons employed by regulated businesses

              2.2.6  Arrangements for temporary, seconded and contract employees

              2.2.7  Access Persons

       2.3    Permission to Deal - Scope

              2.3.1  Investments subject to pre-approval

              2.3.2  Investments not subject to pre-approval

       2.4    Guidance Notes

              2.4.1  Exercise of Rights Attaching to Investments

              2.4.2  Derivatives Dealing

              2.4.3  Dealing in Ameriprise and ZFSG shares/derivatives

              2.4.4  Frequent Buying and Selling

              2.4.5  Short Selling

              2.4.6  Front running

              2.4.7  Discretionary Managed Portfolios

              2.4.8  Investment Clubs

              2.4.9  Threadneedle Funds

              2.4.10 Approval of Threadneedle Fund Transactions

              2.4.11 IPO's

              2.4.12 Gifts of Shares

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2.     RULES & PROCEDURES (Cont'd)

       2.5    Approval and Dealing Procedure

              2.5.1  Nomination and Registration of a Broker

              2.5.2  Using your own broker

              2.5.3  Broker letters of authority

              2.5.4  Deal Approval Procedure

              2.5.5  Placing the Deal

              2.5.6  Contract Notes

              2.5.7 Approval Procedure for Fund Pricing & Dealing Committee Members and Threadneedle Insiders in Threadneedle Products

       2.6    Compliance Checks and Monitoring

       2.7 Data Protection and Confidentiality - handling of employee related information

Appendices

Appendix 1        List of Named Approvers

Appendix 2        Broker Notification Letter - Own Broker

Appendix 3        Broker Notification Letter - Own Broker (German version)

Appendix 4        Access Persons - Additional Reporting and Dealing Restrictions

Appendix 5        Employee Personal Transaction Preclearance Form


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1        INTRODUCTION

1.1      Why the Code is necessary - the General Principles of the Code

         The conduct of personal dealings in investments by employees of Threadneedle Investments is a matter of the utmost importance to the firm, its clients, our regulators and to employees themselves. Through our work we have access to privileged information concerning clients' portfolios, the firm's trading intentions and trading activities (including disposition of corporate actions) and from time to time privileged information concerning underlying companies or issuers whose securities we invest in for clients. It is essential that we manage this information appropriately and that we discharge our duties in a way that does not harm the interests of our clients, the firm or break any legal or regulatory requirements. This also includes an obligation to meet our duties to other participants in the capital markets. It is important that our personal actions do not give the appearance of abuse of this privileged information or of our position as a fund manager and that we are not seen to act on privileged information for personal gain.

1.1.1    Our Fiduciary duty to clients

         The firm and its employees respectively have a fiduciary duty to our clients in respect of the professional activities that we conduct in connection with the management of their assets. That duty requires that we act in accordance with clients' interests and that we protect those interests in the course of our work. This general obligation requires us to take action in respect of actual or potential conflicts of interest between the firm and its employees on the one hand and our clients on the other. The firm must also ensure that employees do not use or appear to use for personal gain any of the information (including potentially inside information) held in a confidential or professional fiduciary capacity whether that information relates to clients, their portfolios, investee companies or the firms activities for or in respect of them. This is recognised in turn by the Financial Services Authority (FSA) and the Securities Exchange Commission (SEC), whose rules require that each member firm puts in place compliance arrangements for personal dealing which assist to ensure compliance with applicable laws, FSA and SEC Rules and Principles and to protect the interests of the clients of the firm.

1.1.2    Insider Dealing restrictions

         The criminal law provides rigorous sanctions in respect of any person who commits insider dealing - whether in a personal or a professional capacity. A summary of these restrictions is found in the Insider Dealing chapter of the Compliance Manual.

         The Code, when taken in conjunction with the Insider Dealing chapter, endeavours to restrict personal trading by employees and to subject that trading to carefully documented procedures which should ensure that employees can meet their personal obligations with respect to avoiding insider dealing or the appearance of insider dealing. Failure to adhere fully to these procedures may increase the risk of regulatory scrutiny and action both for the member of employees and the firm. Any violation of the Code will lead to sanctions being imposed, either through internal procedures, by the FSA or SEC or through certain legal procedures.

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1.2      General obligation to follow high standards of personal conduct in dealings

1.2.1    Obligation to adhere to general principles in the Code

         The Code sets policies and procedures that are designed to ensure, as far as practicable, that Threadneedle Investments as a firm upholds appropriately high standards with respect to employees' personal trading in investments. However, there may be circumstances that are not covered by the precise terms of the Code but which may raise the potential for conflict with our duties to clients and other participants in the capital markets or with applicable law or regulation. The onus is on all employees to consider the possible impact of any personal dealing in securities and whether their conduct might breach the duties which either the employee or the firm may have to its clients and the capital markets. This overriding principle is just as important in assessing your own actions as are the detailed procedures and restrictions which follow below.

1.2.2    Responsible trading

         Threadneedle Investments offers professional investment management to institutions and through its funds to retail investors. Integral to this business is maintaining a reputation for exercising responsible investment focussed on medium to long-term investment horizons. Whilst it is acknowledged that employees may from time to time wish to take advantage of shorter term opportunities in the markets, Threadneedle Investments nevertheless expects employees to adopt responsible investment strategies with appropriate risk.

         Consequently Threadneedle Investments expects employees to avoid the following types of investment:-

         o        Uncovered derivatives or currency derivatives or positions

         o Leveraged investment in equity securities, including warrants, margin trading etc.

         o        Short selling (which is prohibited for all employees)

         Buying and selling units or shares in Threadneedle funds (e.g. Eagle Star, TSIF and TIF) are subject to similar obligations as trading securities. In particular, Threadneedle prohibits staff from intentional "day-trading" or short term or active trading in Threadneedle funds, including attempting to profit from fund price arbitrage strategies.

         Furthermore, Threadneedle also prohibits employees from taking advantage of unpublished price sensitive information relating to its Group funds for the purpose of personal gain. Threadneedle staff must ensure that they do not buy and sell units or shares in Threadneedle funds based upon information that is not otherwise published to other investors and which is or could be material to the future pricing of the relevant fund or otherwise in a manner that is likely to disadvantage other investors in the fund (e.g. knowledge of current fund trading strategies, fair value pricing triggers etc).

         If an employee is in any doubt as to the propriety of their intended trading then they should consult with their local Compliance contact.

         Whilst there is currently no formal holding period for securities (except for employees deemed Access Persons under SEC regulations who are based on the Investment Floor (please see Appendix 4)), Threadneedle Investments considers that holding investments in Threadneedle funds and/or securities for a short period may indicate speculative trading activity that is inconsistent with the firms view as to appropriate trading conduct by employees.



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         Please note that the firm provides discounts on investments to employees in its products but operates a holding period of a minimum of 60 working days in order to qualify for those discounts.

         Compliance staff, Client Services and investment staff at Threadneedle Investments cannot offer investment advice to individual employees. If you need assistance in planning your investments then we strongly recommend that you seek advice from an appropriately regulated private client financial adviser, bank or brokerage.

         We realise that upholding the high standards set out in the Code will place some restrictions on your freedom to conduct investment transactions. The management team at Threadneedle Investments has determined that this is a cost that must be incurred to preserve the reputation of Threadneedle Investments and to protect employees from inadvertent conflicts with the interests of clients or the operation of law or regulations. Accordingly, the Code forms a part of the Compliance Manual, compliance with which is formally incorporated by reference into the terms of staff employment contracts or terms of engagement.

         The Compliance Team can assist if you are at any time in any doubt as to your obligations with respect to personal account dealing. Please contact Firmwide Compliance or your local compliance contact.



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2        RULES & PROCEDURES

2.1      INTRODUCTION

         This Chapter outlines the substantive rules and procedures for employees and their connected person who wish to buy or sell investments in their personal capacity, for themselves or for others.

         In essence, the Code, in addition to introducing general principles of personal conduct in personal account trading for employees, also introduces certain restrictions on the types of trading that employees may undertake and subjects personal account trading to key procedural requirements. These procedural requirements form an essential part of the overall fabric of the Code and the protection for both employees and the firm which it provides.

         The key requirements of the Code, which are described in full below, can be grouped as follows:-

         o All personal account securities trading must be approved in writing prior to execution by or on behalf of the employee. The Code describes the applicable procedures and any exceptions to them.

         o The Code describes types of trades that will not be permitted such as trading whilst a client order is outstanding and front-running a client trade.

2.2      WHO THE CODE APPLIES TO

2.2.1    Employees of  Threadneedle Investments

         The Code applies to ALL directors and employees (including temporary employees and contractors) engaged in the activities of Threadneedle Investments. The list of covered employees therefore includes investment employees, property, administration, sales staff, marketing staff, business development and management employees, and support functions including IT, finance, compliance, HR and building services. This is a non-exhaustive list.

         Compliance with the Code (including with requirements as to the timeliness of reporting) is incorporated into employee's employment contracts or engagement terms. Any breach of the Code may lead to sanctions being imposed as detailed below. This may include disciplinary action, including dismissal, in accordance with the disciplinary process as detailed in the Staff Handbook. Employees are advised to consult the Compliance Team or the Central Dealing Desk if unsure about any aspect of the procedures.

2.2.2    Sanctions

         Breaches of the Code are not necessarily breaches of FSA nor SEC regulations or of any legal requirements so the sanctions imposed will vary according to the severity of the breach. Sanctions against any employee will include, but are not limited to any of the following.



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         One or more of the following sanctions may be used for a breach of the
         Code.

         =============================== =======================================
         Memo                            This may be issued by the Compliance
                                         Department to the employee concerned or
                                         their manager reminding them of their
                                         personal obligations to follow the Code
         ------------------------------- ---------------------------------------
         Control Assessment Report       All breaches will be logged on the
         (CAR)                           firm's breaches register and a CAR will
                                         be issued to the employee concerned
         ------------------------------- ---------------------------------------
         Formal Disciplinary Procedure   As detailed in the Staff Handbook
         =============================== =======================================

2.2.3    Trusteeships, executorships etc

         Where an employee acts as a trustee, executor or similar (including any other fiduciary or similar capacity where the employee can make or influence investment decisions), any transactions effected or advised on by the employee must be pre-approved in accordance with the policies and procedures as set out in this Chapter, as if the deals concerned were the employee's own personal account deals.

2.2.4    Employees and their "Connected Persons"

         The primary requirement of the Code, contained in employees employment contracts, is that employees should not communicate to any other person, including any connected person, information of a confidential nature that they obtain during the course of their work. This restriction includes information as to clients' portfolios, the firm's trading intentions (including disposition of corporate actions) and trading activities, and privileged information concerning underlying companies or issuers whose securities we invest in for clients.

         The Code seeks to monitor and enforce this obligation by requiring employees to ensure their connected persons seek- through the employee
         - prior approval of personal account securities transactions unless the employee has obtained written agreement to the contrary from Threadneedle Investments' Compliance Officer.

         A connected person means any person whose investment decisions the relevant employee may influence. The Code therefore applies to any spouse/partner or child who is sharing the employees home, any relative of the employee or their spouse/partner who is sharing their home whether or not the employee supervises their investments and any other person whose investments the employee may influence.

         Employees are urged to obtain the co-operation of connected persons in complying with the Code to ensure the best protection for the firm and its employees.

2.2.5 Alternative Arrangements for Connected Persons working for an FSA Regulated Business

         The Code offers an alternative procedure to pre-clearance for those connected persons who are employed by an FSA regulated business, and where they are also subject to preclearance requirements comparable to those at Threadneedle Investments.



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         In such a case the Code procedural requirements are met if: -

         o The connected person is employed by another FSA regulated business,

         o The connected person is subject to pre-clearance requirements with their employer,

         o The connected person requests the compliance department at their firm to exchange information on personal account trading with Threadneedle Investments Compliance, should they be requested to do so,

         o The connected person makes a quarterly return to Threadneedle Firmwide Compliance.

         Likewise, if an employee's connected person works for another FSA regulated company we may work in conjunction with their firm's Compliance Department should they require information about a Threadneedle Investment employee's personal account dealing (the staff member concerned will be notified first).

2.2.6    Arrangements for temporary, seconded and contract employees

         The Personal Account Dealing Code is applicable to all employees of Threadneedle Investments, including temporary, seconded and contract employees.

         On starting work with Threadneedle Investments such employees are required to sign a confidentiality clause which incorporates a requirement to comply with Threadneedle's Personal Account Dealing Code (the Code). All temporary staff are required to read this Code before undertaking any personal account transactions.

2.2.7    Access Persons

         Threadneedle manages a number of US accounts on behalf of Riversource Investments

         (e.g. Mutual Funds, segregated client accounts). Furthermore, Threadneedle International was registered with the US regulator (SEC) in June 2004 as an Investment Adviser. As a result certain Threadneedle Staff must comply with US regulations. Certain staff (typically those with access to pre- and post-trade data/recommendations) such as the Investment Floor, Investment Operations, Risk , Investment Communications, some IT and Controls Group staff) are deemed to be Access Persons and therefore must follow additional reporting requirements. Firmwide Compliance will personally notify individual staff deemed to be Access Persons.

         Please note that all Investment Floor staff must comply with additional dealing restrictions. Appendix 4 outlines these additional dealing restrictions.

2.3      Permission to deal - Scope

         As a general principle, all employees should obtain prior approval for a personal account securities trade (for their own account or for that of a connected person). The requirement to obtain prior approval applies to all of the securities and transactions listed below in 2.3.1.

2.3.1    The following investments ARE subject to prior approval under the code:

         o        Shares in publicly quoted and private companies*

         o        Shares in investment trusts *

         o        Initial Public Offerings ("IPO's") * ^

         o Debentures, bonds, loan stock, and other debt instruments of a corporate nature (corporate bonds) whether or not listed*



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         o        Shares and corporate bonds held within single company, self select equity and investment trust Individual Savings Accounts
                  (ISAs) and Personal Equity Plans (PEPs)*

         o All derivative dealing (futures and options, synthetics, currencies, indices) and including trading in non-indexed derivatives such as contracts in spread betting (investments written by IG Index for example) or narrow based indices (10 securities or less) that give exposure to specific investments or shares

         o Broad based, liquid indexed, derivatives (such as futures on the FTSE or S&P) or Exchange Traded Funds (such as SPDRs or LDRS index tracking funds).

         o Insurance contracts (e.g. investment bonds) where there is exposure to specific investments, shares or narrow based indices

         o        Private placements or limited offering*

         o Private investments, that is, unlisted shares in a company or interests in a partnership including venture capital vehicles

         o Exercise of rights attaching to investments/securities - see the Guidance Note (2.4.1) below.

         o Threadneedle funds in relation to Fund Dealing & Pricing Committee members and notified insiders.

         *This extends to any related instruments, such as American or Global Depository Receipts, warrants, options or rights in such securities and securities-based futures contracts.

         ^ Investment in US IPO's is not permitted.

         The prior approval of a trade must be requested by completion of the Personal Transaction Preclearance Form (Appendix 5). This form can also be used for prior approval of applications for new issues, acceptance of rights and acceptance of take-over offers.

         In summary, for transactions that require pre-approval: -

         o Employees must obtain a Pre-clearance form (available on the Intranet) and submit that form to the Central Equity Dealing Desk.

         o The deal is approved (or not) by the desk and by such other nominated approvers (Executive Directors on the Investment Floor) as may be relevant for the transaction. The employee must receive notification of approval before any action is taken to deal.

         o The employees may proceed with the deal but must have dealt within 24 hours of approval.

2.3.2 The following investments ARE NOT subject to prior approval under the code:

         o Threadneedle products (except for notified Threadneedle insiders, and Fund Pricing and Dealing Committee members and subject to a restriction on all employees trading in the funds whilst holding unpublished information which might affect the funds future pricing- see paragraph 2.4.10 below). Threadneedle products include unregulated schemes.

         o        Ameriprise shares

         o Any non-Threadneedle managed unit trust, OEIC or other regulated, open ended collective investment scheme (including those held in ISAs and PEPs) whomever it is managed by ^.

         o Debt securities issued by any government (sovereign), public authority, supranational or government agency (e.g. gilts)

         o        Life policies



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         o        Non-investment derivatives (such as those by IG index which are non investment related such as sporting events)

         o Property - although the securities of listed property companies do fall within the Code restrictions and procedures

         o        Foreign exchange transactions

         o Windfall shares (as a result of demutualisation or SAYE) though subsequent disposal of such shares requires pre-clearance

         o        Dividend reinvestment plans

         The Firm believes that any investment by any employee in any of the above investments will not conflict with the firm's regulatory duty to customers and therefore are not be subject to prior approval.

         ^ Staff members are not permitted to invest in US based mutual funds.

         Any queries regarding other possible transactions should be discussed with the Firmwide Compliance Team.

2.4      Guidance notes on transactions and dealing arrangements

2.4.1    Exercise of rights attaching to investments/securities

         The exercise of certain rights attached to securities requires pre-clearance under the Code as if it were a normal buy or sell transaction.

         The list of those rights, exercise of which must be cleared, is as follows: -

         o Rights issue offered to existing shareholders (unless it is a free grant of Rights)

         o Exercise of warrants (whether or not attached to shares) or deferred rights attaching to shares

         o        Sale of warrants

         Those rights that, when exercised, do not require pre-clearance include: -

         o        Exercise of voting rights

         o        Payment of nil or partly paid shares

         o        Surrender of a bond that has reached maturity

         o        Automatic reinvestment of Dividends

2.4.2    Dealing in Derivatives

         All persons subject to the Code are strongly discouraged from dealing in any form of derivative that could give rise to an open ended, unlimited liability. The Central Dealing Desk and Compliance will closely monitor any such deals. Most derivatives trading is subject to pre-clearance (see Section 2.3.1) and short selling is prohibited. Please see section 2.3.2 for what is excluded.



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2.4.3    Dealing in Ameriprise and Zurich Financial Services Group ("ZFSG")
         shares/derivatives

         All employees except the TLT and business management team participants are able to buy and sell shares in Ameriprise stock without the requirement to seek prior approval. Employees must however, report any such transactions to Firmwide Compliance within 30 days of the transaction date. Please note that employees are subject to the general rules of the conduct set out in this Code, including the prohibition against trading shares where they are aware of unpublished price sensitive information.

         If you have not been informed that you are an `insider' you may deal in ZFSG shares - subject to prior approval - via the Central Dealing Desk as detailed in section 2.3.1. On an exceptional basis trading ZFSG shares are likely to be generally restricted due to the receipt by Threadneedle Investment's employees of information concerning the group or its results.

2.4.4    Frequent Buying and Selling

         Excessive buying or selling in terms of frequency, complexity or number or trades is discouraged and may be reported to the employee's manager.

2.4.5    Short Selling

         At no time is personal account dealing allowed in sales of stock not in the possession of the employee or connected person.

2.4.6    Front Running

         Front running is not permitted. This involves an individual taking advantage of non-public information about imminent trading activity on our mutual funds or other accounts by trading in a security before the fund or account does. You are not allowed to trade in a particular security ahead of, or at the same time as these funds or accounts.

2.4.7    Discretionary Managed Portfolios

         Employees may choose to have their investment managed by a third party professional fund manager or stockbroker. Such arrangements are permitted subject to the employee fulfilling the following conditions:

         o Prior to commencing the arrangements or immediately upon the employee joining the firm that employee must provide a copy of their agreement with the manager or broker to Firmwide Compliance confirming the terms of the engagement.

         o To the extent that the employee wishes (or is requested) to give instructions to the manager with respect to the investment of the portfolio or the disposition of rights held by it, then those instructions must be pre-cleared as if they were a personal account trade executed directly by the employee. Copies of any such instruction must be passed to Firmwide Compliance.

         o The employee must ensure that their manager provides quarterly transaction statements and an annual statement of holdings of the portfolio directly to Firmwide Compliance.

           If a portfolio is managed for the employee on a non-discretionary basis - including a self-select PEP or ISA - all deals must be pre-approved within Threadneedle Investments in accordance with the normal procedures.



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2.4.8    Investment Clubs

         If an employee or their connected person is to become a member of an investment club, Firmwide Compliance will require general information on how the club is operated. Information required may include, but not be limited to:

         o A copy of the club's rules, objectives, articles of association etc

         o A copy of any agreement or contract that the employee signs on joining

         o The details of your/your connected person's role in the club (e.g. treasurer)

         o The employee's intended investment amount (regular, lump sum or both)

         o        The number of members of the club

         o        The frequency of meetings

         Employees are reminded that because of their position as an employee of an investment firm, there is a risk that other members of such a club may seek to claim that they accepted the staff member's advice in a professional capacity and seek to hold them personally liable for any "advice" given.

         Generally it must be assumed that investment club trading must be pre-cleared through Central Equity Dealing. However, a waiver from this requirement may be given where it is established that the employee does not:

         o        Make, influence or vote on investment decisions

         o Pass on any original research to the investment club or any other information that comes into the possession of the employee during the course of their work.

         Firmwide Compliance will require details of executed club transactions quarterly. Firmwide Compliance will write to the investment club informing them that the member works for Threadneedle Investments and explain the restrictions on their activities and the reasons as outlined above.

         The employee should inform Firmwide Compliance of any significant changes to the arrangements (for example the amount they invest, or the number of members).

2.4.9    Threadneedle Funds

         Subject to the exceptions noted below, all Threadneedle staff and any Connected Person must place orders to buy and sell shares or units in Threadneedle funds directly with Threadneedle (via its Third Party Administrator) rather than through third party platforms, brokers or other intermediaries.

         The exceptions to this requirement are that Threadneedle staff and Connected Persons may retain such investments with a third party platform, broker or other intermediary where:

1. Such shares or units in Threadneedle funds are held with the third party as at 12 May 2005 or later, on the member of staff joining Threadneedle.

2. The Threadneedle funds are held within a self-select PEP, ISA or self-select pension. Those staff purchasing Threadneedle funds through such an ISA or pension, do not need to place these investments directly with Threadneedle but may from time to time be required to confirm holdings to Firmwide Compliance in Threadneedle funds.

         Copy contract notes for all transactions in Threadneedle funds undertaken via third parties, brokers or other intermediaries must be sent to Firmwide Compliance, 6th Floor, 60 St Mary Axe, London EC3A 8JQ.



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         Where a member of Threadneedle staff or a Connected Person buys or sells shares or units through Threadneedle via one if its third party administrators they must identify themselves as such at the time of trade.

2.4.10   Approval of Threadneedle Fund Transactions

         Transactions in Threadneedle unregulated schemes, unit trusts and OEIC funds (including ISAs and PEPs) are not subject to prior approval (except for Fair Pricing & Dealing Committee members, Threadneedle `insiders' (see below and sections 2.3.2 and 2.5.7).

         Not withstanding this general permission, Threadneedle Investments expects employees not to use any confidential information which they may hold or receive concerning the funds or the management of the funds for their own personal gain. If an employee possesses unpublished information concerning a fund, which might have an effect on its future pricing, then they should notify Compliance who will then inform them when they may next trade. This obligation extends to all employees but in particular will be monitored in respect of those that may have special access to information, such as the fund manager, analysts, pricing teams and compliance staff. Compliance undertakes periodic monitoring of trading by employees in the OEIC and unit trusts.

         Please note that the firm provides discounts on investments to employees in its products but operates a holding period of a minimum 60 working days in order to qualify for those discounts.

         Transactions in other AMEX open-ended funds do not require prior approval except for transactions by Portfolio Managers in the fund(s) that they manage. In respect of US based mutual funds (including AMEX funds), staff members are reminded that they cannot invest in such funds.

2.4.11   IPO's

         As stated in section 2.3.1, dealing in US IPO's is not permitted. Pre-approval for investing in all other IPO's must be obtained. If there is any potential conflict of interest with any application by Threadneedle Investments for its clients then the deal may not be approved (for example, where different share classes are not offered, i.e. retail and institutional). Any application for approval for participation in IPO's will be assessed on a case by case basis.

2.4.12   Gifts of Shares

         Where an employee or a connected person receives or gives shares/other investments as a gift, this should be notified by memorandum to Firmwide Compliance. Access Persons will be required to report Gifted shares on a quarterly basis as requested by Firmwide Compliance.

2.5      APPROVAL AND DEALING PROCEDURES

         All the forms referred to below are available from the Compliance Intranet site Document Centre, unless stated otherwise.



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2.5.1    Nomination and Registration of a Broker

         ("Broker" includes Bank, ISA/PEP Manager or any other Counterparties)

         o Employees and/or their connected persons may deal with their own choice of registered broker(s) (including an internet broker).

2.5.2    Using your own choice of Broker

         To nominate your own broker the nomination letter at the end of this Chapter needs to be completed and sent to your broker, copying in Firmwide Compliance. This action must be completed before you commence trading with the broker. It informs your broker that you are an employee of Threadneedle Investments and will therefore be subject to certain trading restrictions. The letter also provides details of where copies of the transaction confirmations should be sent (these must be received within 30 calendar days of the transaction date.) If your broker does not send duplicate copies directly then you must ensure that you supply Firmwide Compliance with a copy within 30 calendar days of the transaction date and gives the broker the authority to disclose certain information regarding the account, to the Compliance department of Threadneedle Investments.

         If you use an internet broker, you must follow the process outlined above. Please note that if the broker does not send out contract notes as part of their service you must provide a copy of the electronic screen confirmation for each of your transactions to Firmwide Compliance, with your signature. This should show clearly your name, the date and time of the trade, quantity of shares, purchase or sale, price, name of shares and the monetary proceeds/cost of the transaction. You must allow a member of the Compliance Department to review your broker account on screen within 24 hours of receiving such a request.

         When you carry out a personal transaction you must first notify the broker of your status as an employee of Threadneedle (i.e. by completing the letter referred to above). No credit or special dealing facilities should be asked for or accepted unless specific consent has been obtained from the Compliance Department. The commission charged on all personal deals must be no less than the nominated broker's official scale.

2.5.3    Broker Letters of Authority

         Please note that separate letters of authority must be completed for each new broker account set up for you, or any connected persons. Copies of broker contract notes for your transactions should where possible be sent by the broker to Firmwide Compliance where a register of employees and their brokers will be kept.

2.5.4    Deal Approval Procedure

         o The Personal Transaction Preclearance Form must be completed with details of the proposed transaction and must be approved in writing prior to dealing. Verbal approval of personal transactions is prohibited.

         o The Form should be passed or faxed on 020 7464 5286 (from mainland Europe, 00 44 20 7464 5286) to the Central Dealing Desk for approval. For details of all named approvers see Appendix 1.

         o The relevant approver(s) will check the details of the proposed transaction and, if approved, will date, time and sign the sheet indicating their approval of the trade.

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         The Central Dealing Desk will then communicate the approval to the employee.

         o Please note the additional dealing restrictions and procedures for all Investment Floor staff outlined in Appendix 4.

         o        If authority to deal is refused no reasons need to be given.
                  No dealings however will be permitted where there is a potential conflict of interest or where a security is on the Global Restricted List.

         o If approval to deal is not given, then the employee must not induce any other person to enter into the transaction on their behalf. Also the employee must not communicate any information or opinion to any other person if the employee is aware that as a result of this information, the other individual will enter into the prohibited transaction.

2.5.5    Placing the Deal

         If approval has been granted the deal may then be placed. It is your responsibility to place the deal directly with your choice of broker.

         Approval by the Dealing Authority is for a period of 24 hours exactly from the time of approval. (Note that approval given on a Friday afternoon will expire at the end of Friday and does not last over a weekend.) If the deal is not executed within the 24-hour period the authority is cancelled and approval must be sought again by completing a new Pre-clearance Form. For Overseas markets such as the US or Japan, the approval period lasts for the next full business day in that market. If the deal is not placed within the timescale then authority must again be sought by submitting a Personal Transaction Preclearance form.

2.5.6    Contract Notes

         Compliance retains the Personal Transaction Preclearance Form and when the matching copy broker contract note is received, certain checks are carried out.

2.5.7 Approval Procedure for Threadneedle Fund Pricing & Dealing Committee members and Threadneedle `Insiders' dealing in Threadneedle Products

         All deals in in-house Threadneedle unregulated schemes, unit trusts and OEIC funds by Fund Pricing and Dealing Committee members and other Threadneedle employees notified by the Managing Director as deemed "insiders", must be approved by Head of Compliance. Pre-clearance must be obtained using the standard pre-approval form provided on the Compliance intranet site. This form should be sent with your dealing instruction form to the third party administrator. A copy of the pre-approval form must be sent to Firmwide Compliance.

2.6      COMPLIANCE CHECKS AND MONITORING

         Firmwide Compliance is responsible for monitoring the effective operation of the Code, addressing questions and determining the application of the policy and dealing with the investigation of breaches of the Code.

         In addition, Firmwide Compliance undertakes basic reviews to monitor staff dealing for potential front running and insider dealing. The Compliance Team may from time to time ask for additional information from employees to assist these reviews.



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2.7      DATA PROTECTION AND CONFIDENTIALITY - HANDLING EMPLOYEE DATA

         Threadneedle Investments is mindful of its obligation to ensure that private information relating to employees - or a connected person - is appropriately safeguarded. This information should only made available to others within the organisation where strictly necessary and in a manner that is consistent with the basis on which employees provide the information.

         Accordingly, information provided by employees relating to their personal holdings or transactions is subject to the following arrangements: -

i) Employees involved in pre-clearance - in particular, the Dealing Desk, Desk Heads and Compliance staff are made aware of their obligation to treat employee related trading information as confidential and not to disclose that information to others other than for purposes strictly necessary to administer the Code or investigate a possible breach of the Code, the employee's employment contract or laws or regulations.

ii) All personal account holdings and dealing records will be held securely within the Compliance Department and available only to those within the Department who are involved in administering the Code or investigating a possible breach of the Code, the employee's employment contract or laws or regulations.

iii) No access to personal account dealing information will be provided to any other person unless for the purposes of administering the Code or investigating a possible breach of the Code, the employee's employment contract or laws or regulations.

iv) Where requested to do so, the firm may disclose information held with respect to employees to external regulators, in the UK or elsewhere, for the purposes of assisting the regulatory authority with an investigation or otherwise to meet an obligation of disclosure that the firm has to the regulator under law or regulation.

v) In accordance with the Data Protection Act, employees or their connected person in respect of their own records, may obtain access to the information held by requesting Human Resources to provide copies - free of charge.

vi) Employees will be requested to consent to the holding (typically by signing their employment contract) and use of their data for these purposes and we will ask that employees obtain a similar consent from any connected person.

vii) In exceptional cases Compliance may agree further steps to secure confidentiality of employees information.



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    Appendix 1

                    THREADNEEDLE INVESTMENTS PERSONAL DEALING
               LIST OF ALL NAMED APPROVERS IN THE UK (August 2005)

  ---------------------------------------------------------- -------------------
  CENTRAL DEALING DESK
  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------



  ------------------------------------------------------------------------------
  DESK HEADS, SENIOR FUND MANAGERS AND COMPANY DIRECTORS
  ------------------------------------------------------------------------------

  ---------------------------------------------------------- -------------------
  Chief Investment Officer
  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------
  UK Equities
  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------
  Europe
  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------

  Japan
  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------
  Far East
  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------
  North America
  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------
  Emerging Markets
  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------
  Global
  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------
  Quants
  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------
  Global
  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------
  Fixed Interest
  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------

  ---------------------------------------------------------- -------------------

    () Brackets indicate Company Directorship



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Appendix 2

INSERT DATE

INSERT broker name
Broker address

Dear Sirs,

PERSONAL DEALING ACCOUNT - EMPLOYEE NOTIFICATION

In order for myself or a connected person of mine, to effect personal investment transactions with your firm I have to notify you that I am employed by Threadneedle Investments and I am/my connected person is required to deal with you on your standard terms with their consent.

Please send copy contract notes for my dealings, or those of any connected person listed below, to the Director of Compliance, at 60 St Mary Axe, London, EC3 8JQ, and disclose any other information that Threadneedle Investments may require in respect of these dealings.

Details (Please complete a separate letter for each account)

                                            ------------------------------------
Employee Name:
                                            ------------------------------------
Signature:
                                            ------------------------------------
This is my account                          YES/NO
                                            ------------------------------------
A connected person account                  YES/NO
                                            ------------------------------------
Connected Person Full Name:
                                            ------------------------------------
Connected Person Signature:
                                            ------------------------------------
Enter Account Holder's Details Below

                                            ------------------------------------
Account number if account already set up:
                                            ------------------------------------
Home Address:
                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------
Bank/Branch:
                                            ------------------------------------
Sort Code:
                                            ------------------------------------
Name as it appears on your Bank Account:
                                            ------------------------------------



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Appendix 3

DATUM EINFUGEN

Name des Finanzberaters

Anschrift des Finanzberaters

Betr.:   Mitarbeitergeschafte

         hier:    Mitteilungspflichten

Sehr geehrte Damen und Herren,

Als Mitarbeiter einer Investmentgesellschaft innerhalb der Threadneedle Investments bin ich verplichtet, vor der Aufnahme von Wertpapiergeschaften fur mich oder meine Angehorigen (auch bei Vermittlung durch Ihr Unternehmen) die Genehmigung meines Arbeitgebers einzuholen.

Ich mochte Sie daher bitten, eine Kopie aller Kauf/Verkaufabrechnungen fur mich oder meine untenstehenden Angehorigen Director of Compliance, 60 St Mary Axe, London, EC3 8JQ, Gro(beta)britannien, zu ubersenden und alle daruber hinaus gehenden Informationen in diesem Zusammenhang im Falle einer Anfrage von Threadneedle Investments offen zu legen.

DETAILS (Bitte fur jedes Konto separat ausfullen)

---------------------------------------------- ---------------------------------
NAME DES ANGESTELLTEN:

---------------------------------------------- ---------------------------------
UNTERSCHRIFT:
---------------------------------------------- ---------------------------------

---------------------------------------------- ---------------------------------
DIES IST MEIN KONTO:                           JA/NEIN

---------------------------------------------- ---------------------------------
ODER
---------------------------------------------- ---------------------------------
KONTO EINES ANGEHORIGEN:

---------------------------------------------- ---------------------------------
NAME DES ANGEHORIGEN:

---------------------------------------------- ---------------------------------
UNTERSCHRIFT DES ANGEHORIGEN:
---------------------------------------------- ---------------------------------

ANGABEN ZUM KONTOINHABER

---------------------------------------------- ---------------------------------
KONTONR. FALLS KONTO
BEREITS EROFFNET:

---------------------------------------------- ---------------------------------

---------------------------------------------- ---------------------------------
WOHNANSCHRIFT:
---------------------------------------------- ---------------------------------

---------------------------------------------- ---------------------------------

---------------------------------------------- ---------------------------------

---------------------------------------------- ---------------------------------

---------------------------------------------- ---------------------------------
BANK/NIEDERLASSUNG:
---------------------------------------------- ---------------------------------
BANKLEITZAHL:
---------------------------------------------- ---------------------------------
KONTOINHABER:
---------------------------------------------- ---------------------------------



                                       20
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Appendix 4

ACCESS PERSONS

Managing RiverSource Funds

Threadneedle manages a number of US accounts on behalf of RiverSource Investments (e.g. Mutual Funds, segregated client accounts). Furthermore, Threadneedle International was registered with the US regulator (SEC) in June 2004 as an Investment Adviser. As a result certain Threadneedle Staff must comply with US regulations. This of course impacts Threadneedle's Personal Account Dealing Code and a number of staff is affected by this (known as "Access Persons").

The following part of the Code outlines which staff at Threadneedle is affected and what the additional reporting requirements and dealing restrictions are.

1.       Who are Access Persons?

An access person is an individual:-

(a) Who has access to non public information regarding purchases or sales of securities for fund or client accounts;

(b) Who has access to non public information regarding the holdings of mutual funds and client accounts;

(c) Who is involved in making securities recommendations for funds or clients;
or

(d) Has access to recommendations that are non-public.

Therefore anyone meeting one or more of the following criteria is an Access
Person:

o Has access to information regarding impending purchases or sales of portfolio securities for any account owned or managed;

o  Obtains such information within 10 days after the trade;

o Has access to information regarding portfolio holdings of funds or client accounts (within 30 calendar days of the date of the holdings);

o Has access to the Investment Department's investment research and recommendations;

o  Participates in the investment decision making process;

o  Has a specific role which compels Access Persons status for example:

         -  Serving as a Board member of TINTL;

         - Providing direct ongoing audit, compliance, legal, risk management or other support to the investment business.

Therefore the following departments are captured:-

Investment Department (all)
Investment Operations (all)
Risk (all)
IT and Transformation (certain staff)
Controls Group (certain staff)
Marketing (certain staff)

Additionally the Threadneedle International Limited Board Directors are affected.

All staff impacted will be notified directly by Compliance.

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2.       What are the reporting requirements?

Access Persons will be required to report information relating to any holdings they have in Covered Securities (except for direct obligations to the Government of the US, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares issued by open-end funds). Reportable Securities are:

"Any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organisation certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing."

Typical examples of what are meant by this are set out below.

The following reporting requirements apply to all Access Persons:

      o  Completion of an Initial Personal Holdings Form

         Notified Access Persons are required to provide Compliance with details of all their holdings in certain securities/shares listed below and details of all broker accounts (including on-line brokers). Where staff have beneficial ownership or control of securities, such as accounts in the name of their spouse/partner or other financially dependent members of their household then these will need to be disclosed too (note this also includes investment clubs). Beneficial ownership is taken to mean as having influence or control, or providing advice on holdings of others.

         A form is attached to enable staff to provide this information although it will be sent by email to the Access Person by Compliance. It must be returned within 10 days of being notified (even if staff do not hold any shares, in which case a nil return should be declared on the form).

         The holdings of securities that need to be declared on the form are:

         - shares in publicly quoted and private companies (including privatisation shares, self select equity PEP and/or ISA etc),
         - American Depository Receipts/Shares/Units,-
         - corporate and convertible bonds and other debt instruments,
         - closed end funds including registered fund of hedge funds, investment trusts (of any type)
         - derivatives, contracts for difference, options, futures,
         - Index Securities (S&P 500, QQQ), exchange traded funds,
         - limited partnerships,
         - common or preferred or convertible preferred stock, and rights or warrants on stock.
         - Threadneedle funds (OEICs, unit trusts, hedge funds)

     Staff do not need to notify Compliance of shares or units held in collective investment schemes other than Threadneedle funds (e.g. unit trusts, open ended investment companies such as those run by Fidelity for example) although they will have to list the fund management companies through which (including as beneficial owner) such funds are held.



                                       22
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[THREADNEEDLE INVESTMENTS LOGO]                                COMPLIANCE MANUAL


     Staff are not required to notify Compliance of their EPP schemes, pension schemes (including FURBS), ISAs or PEPs invested in non-Threadneedle funds and endowment policies on this form.

     o    Quarterly returns

          On a quarterly basis, for a given calendar quarter, staff will be required to complete a form declaring any securities dealing outside of a broker account such as gifted or inherited shares. This request will be sent by Compliance to Access Persons and must be returned within 30 days of the quarter end.

     o    Annual Certification

          On an annual basis (31 December) staff will be required to complete an Annual Certification Form in certain securities (see above list) and additionally in which they have a beneficial interest. Again this will be sent by Compliance and must be returned within 10 days of the date of the request.

3.   What are the additional PA Dealing restrictions?

There are 2 parts to this. There are rules that apply to all Access Persons and secondly rules that apply to all Access Persons that are Investment Floor staff.

o    Additional PA Dealing rules applying to all Access Persons

     Staff cannot trade in US Public Offerings or US based mutual funds., Additional PA Dealing rules applying to Access Persons who are Investment Floor staff

     (in addition to the above requirements)

     60-day holding period. Profiting on short term trading is prohibited and therefore staff cannot buy a security or derivative and sell it again within 60 calendar days if it realises a profit. In the context of dealing in derivatives of any type staff should therefore not PA Deal in contracts of less than 60 days to expiry/maturity. When calculating the 60-day holding period, the LIFO method (last-in, first-out) must be used.

     Staff are permitted to carry out one small trade per month as an exception to the 60-day requirement. A small trade is defined, for equities/bonds, as (pound)7,000 or less of companies listed in the FTSE All Share Index. If there are other exceptional circumstances (such as financial hardship) they should be discussed with Compliance in advance.

     7-day blackout period. Essentially where any fund is dealing in that security, no PA Dealing in that security 7 days before, or 7 days after is permitted. If staff become aware that a fund has dealt within 7 days after your PA Deal then they must notify Compliance immediately.

     What does this mean for Investment Floor staff?

     Any fund manager carrying out a PA Deal in securities that they then trade on their own funds within this period will be in breach unless there is a reasonable case for making an exception.

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[THREADNEEDLE INVESTMENTS LOGO]                                COMPLIANCE MANUAL



     By way of a further example, if someone is based on the Fixed Income Desk and wishes to trade in a security that the UK Desk intends to deal in over the next 7 days, or has traded in the last 7 days, then they will not be able to carry out that PA Deal.

     The Central Dealing Desk and an Executive Director on the relevant desk will need to confirm on the form that, to the best of their ability, no such trading has taken/is taking place. Additionally they will need to confirm that is it not planned for the security to go on the preferred list in this period. This declaration applies only in respect of Investment Floor staff PA Deals. It does not apply to other Access Persons or Threadneedle staff in general although the Central Dealing Desk or Executive Director retain the right and obligation to refuse to pre-clear without giving a reason.

4.   What are the sanctions for non-compliance?

These sanctions will primarily apply to all Investment Floor staff although other Threadneedle staff could be affected by this.

Please refer to section 2.2.2. for Sanctions

In addition to the above, there are a number of options ranging from potentially no action (depending on the nature of the case and the outcome of Compliance enquiries that will be documented), or being asked to unwind the deal and pay over any profits made to charity. For more serious breaches staff may be prohibited from PA Dealing for a period of time, and ultimately this could lead to dismissal for continued non-compliance or serious breaches of the PA Dealing rules.

It is hoped that procedures (including the Central Dealing Desk and Executive Director declarations) will avoid any PA Deal taking place that could breach these requirements and ensure the staff member and Threadneedle are not compromised. Of course it is impossible to be completely sure this will not occur and there may well be valid reasons for a PA Deal to take place and for a fund to trade the same security. This is why each case will be treated on its merits before appropriate action is decided.

An example of a breach that might not require any further action is where a member of the Investment Floor effects a PA Deal, and then several days later a new piece of information comes to light that makes it sensible for a fund to deal in that security. Additionally a PA Deal may take place and then a large unanticipated cash-flow comes into the fund that necessitates the fund to buy further shares in that security which had not been planned.

[THREADNEEDLE INVESTMENTS LOGO]                                COMPLIANCE MANUAL


-----------------------------------------------------------------------------------------------------------------------------
                                          Initial Personal Holdings Disclosure Form
-----------------------------------------------------------------------------------------------------------------------------

o        Please complete all columns.

o        Please be sure to sign the form (or enter your name and date if returning electronically)

o        This document must be returned to Firmwide Compliance

PLEASE PRINT LEGIBLY OR TYPE

Section 1

-------------------- --------------------------- ------------------------------ ---------------------- ------------------------
      Quantity               Security Title                Brokerage                 Account Number             Ownership

(shares/units/principal   and if applicable         Firm Name or Institution                             D-Direct I-Indirect
       amt.)             ISIN/Sedol number          Name (If not held in an
                                                 account please indicate N/A)                             C-Club A- Advised

                                                                                                              M-Managed
-------------------- --------------------------- ------------------------------ ---------------------- ------------------------

-------------------- --------------------------- ------------------------------ ---------------------- ------------------------

-------------------- --------------------------- ------------------------------ ---------------------- ------------------------

-------------------- --------------------------- ------------------------------ ---------------------- ------------------------

-------------------- --------------------------- ------------------------------ ---------------------- ------------------------

-------------------- --------------------------- ------------------------------ ---------------------- ------------------------

-------------------- --------------------------- ------------------------------ ---------------------- ------------------------

Section  2

-------------------------------------------------------------------------------------------------------------------------------
Names of Financial Institutions/Fund Management Companies through which you hold shares/units in open-ended investment companies (other than Threadneedle)
-------------------------------------------------------------------------------------------------------------------------------
e.g. Schroders
------------------------------------------- ----------------------------------------- -----------------------------------------

------------------------------------------- ----------------------------------------- -----------------------------------------

If you need more space, please use another form. Be sure to sign and date any additional forms.

By signing this document, I am certifying that the securities listed above are the only holdings I have at this time. I understand that failure to completely disclose all of my holdings to Compliance may result in sanctions.

-----------------------------         ----------------------
Signature                                      Date

-----------------------------         ----------------------         ----------
Print Name                                                           # of page

* Definitions

Direct (D): you are the owner of the account (joint or single ownership)

Indirect (I): accounts in which you have a beneficial interest and that are registered in another person's name. This includes members of your household (e.g. spouse, partner, minors)

Club (C): you are a member of an investment club

Advised (A): you serve in an advisory capacity by making investment decisions or recommendations

Managed (M): you have no discretion over the investments in the account.



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[THREADNEEDLE INVESTMENTS LOGO]                                COMPLIANCE MANUAL


Appendix 5

                       STAFF PERSONAL ACCOUNT TRANSACTION

Shaded sections to be completed by the staff member dealing            Threadneedle Version: Aug  2005
-----------------------------------------------------------------------------------------------------------------------------------

  Name of Staff Member (and connected person if applicable)
                                                                    -------------------------------------------------------------
  Department and Location: (e.g. Personnel, SMAX, Frankfurt):                                  /
                                                                    -------------------------------------------------------------
  Telephone/Extension number:
                                                                    -------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

  1)   PROPOSED DEAL                                                   Please delete where not applicable:

       a) Stock / Investment name:

                                                                    -------------------------------------------------------------
         -  Is the above a collective investment scheme?               YES/NO    Unit Trust/Investment Trust/OEIC
                                                                    -------------------------------------------------------------
         -  Is the CIS a Threadneedle product? (Note you must deal     YES/NO     Which Fund?
            directly with Threadneedle)
                                                                    -------------------------------------------------------------
         -  Is the above an ISA/PEP transaction?                       YES/NO           ISA/PEP
                                                                    -------------------------------------------------------------
       b) Country OR stock exchange listing (e.g. UK or LSE)
                                                                    -------------------------------------------------------------
       c) Buy OR Sell: BUY/SELL
                                                                    -------------------------------------------------------------
       d) Amount ((pound)$ etc) OR Nominal (no. of shares ):          (pound)                          /
                                                                    -------------------------------------------------------------
       e) Selected Broker (please ensure that you have you
notified your broker account to Firmwide Compliance, as required
in the P.A. dealing policy, section 2.5)                             Broker:                                a/c number:
                                                                    -------------------------------------------------------------
       f) How is the transaction to be placed?                      TELEPHONE / POST / ONLINE
                                                                    -------------------------------------------------------------

                                                                                            -------------------------------------
To the best of your knowledge is the stock held in any of the Threadneedle funds?             Held   Not Held       Don't know
                                                                                            -------------------------------------

     I confirm the following:

     o I have no unpublished price sensitive information relevant to this transaction.

     o To the best of my belief, Threadneedle Investments has no immediate intention of transacting in the stock (in the next 7 days).

     o I have not recommended transacting in the stock for clients nor it is my intention to do so.

       Signature of staff member:
                                                                                        Access Person?           YES / NO
                                           --------------------------------------------

                                           Date                            Time notified to Central Dealing:
                                                          ----------------                                        ------------

After completing the above, this form should be passed to the Central Dealing Desk.  Fax no: (44) (0)20  7464 5286

Approval is given for a period of exactly 24 hours from the time of approval below. (Note that approval given on a Friday will expire at the end of the day and fresh approval must be sought after the weekend.)

---------------------------------------- - ---------------------- -------------- ----------- ----------- ------------ ------- -----

2) (A)  AUTHORISATIONS

1. Central Dealing Desk:                                          2. Executive Director of Fund Management Desk:
In addition, For Investment Floor staff deals only, to the best   In addition, For Investment Floor staff deals only, to the best
of my knowledge the funds will not be dealing in this security    of my knowledge the funds will not be dealing in this security
in the next 7 days nor traded in the last 7 days. We are not      in the next 7 days nor traded in the last 7 days. We are not
aware it will go on the preferred list in this period.            aware it will go on the preferred list in this period.

 Print Name:
                                                                  Print Name:

                    ------------------------------------------                    -------------------------------------------

 Signature:
                                                                  Signature:

                    ------------------ --------- -------------                    --------------- ----------- ---------------

 Date:                                 Time:                      Date:                           Time:
                    ------------------           -------------                    ---------------             ---------------

-----------------------------------------------------------------------------------------------------------------------------------
INSTRUCTION TO BROKER:                                            Price Dealt:

-----------------------------------------------------------------------------------------------------------------------------------



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[THREADNEEDLE INVESTMENTS LOGO]                                COMPLIANCE MANUAL

--------------------------------------------------------------------------------
2) (B)  COMPLIANCE AUTHORISATION

Fund Pricing and Dealing Committee Members Only      Print Name:
For Dealing in Threadneedle Funds                    Date:           Time:
--------------------------------------------------------------------------------

[THREADNEEDLE INVESTMENTS LOGO]                                COMPLIANCE MANUAL
--------------------------------------------------------------------------------

Gifts and Other Benefits

Firmwide Compliance

Version 1.4                                                     (September 2004)

Page 1 of 10                                                     September 2004

[THREADNEEDLE INVESTMENTS LOGO]                                COMPLIANCE MANUAL

CONTENTS

1    Introduction

     1.1  Why these rules are necessary

     1.2  General obligation to adhere to the principles of these rules

2    Policies and Procedures

     2.1  Introduction

     2.2  Who the policies and procedures apply to

     2.3  Gifts

          2.3.1 Values requiring authorisation and the authorisation process

          2.3.2 Exceptions to the requirements

          2.3.3 Gifts of cash and near cash

     2.4  Corporate Entertainment

          2.4.1 Monetary limits

          2.4.2 Authorisation process

          2.4.3 Office Absence

     2.5  Conferences

          2.5.1 Industry conferences

          2.5.2 Conferences with significant leisure element or which are entirely leisure

          2.5.3 Company visits/research organised by a broker

     2.6  Receipt of multiple gifts or entertainment from the same source

     2.7  Issuance of Gifts or Benefits

          2.7.1 Gifts

          2.7.2 Corporate entertainment

          2.7.3 Provision of multiple gifts or entertainment to the same recipient

Appendix 1A Declaration of Gifts Form

Appendix 2A Declaration of Entertainment Form

Appendix B Declaration of Issuance of Gifts & Other Benefits Form

Page 2 of 10                                                     September 2004
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[THREADNEEDLE INVESTMENTS LOGO]                                COMPLIANCE MANUAL

1        Introduction

1.1      WHY THESE RULES ARE NECESSARY

As part of their work many members of staff have contacts with third parties including brokers, companies into which we invest or intend to invest in, suppliers, advisers and other entities with whom Threadneedle has, or intends to have, a business relationship. It is essential that we manage these relationships in an appropriate manner and in a way that does not harm the interests of our clients or the firm, or break any legal or regulatory requirements. It must be ensured that our personal conduct does not give the appearance that we are abusing such relationships through the receipt, or issuance, of excessive gifts and other benefits, or that the level of business that is being placed with third parties is influenced by the gifts and other benefits that accrue to us.

1.2      GENERAL OBLIGATION TO ADHERE TO THE PRINCIPLES OF THE RULES

These rules set out policies and procedures designed to ensure that Threadneedle maintains appropriately high standards with respect to the receipt and issuance of gifts and other benefits by members of staff from third parties with whom Threadneedle maintains, or intends to maintain, a business relationship. However, there may be circumstances that are not covered by these rules and which may raise the potential for conflict with our duties to clients or the firm or applicable laws or regulations. The onus is on all members of staff to consider the possible impact of accepting or giving any gift or other benefit, and whether that conduct breaches any duties that the staff member may owe to the firm and/or clients.

2        POLICIES AND PROCEDURES

2.1      INTRODUCTION

This chapter outlines the detailed policies and procedures for staff who receive and give gifts or other benefits from/to third parties who maintain, or may maintain in the future, a business relationship with Threadneedle.

The key requirements of these policies and procedures, which are set out in full below, are as follows:

o All gifts and other benefits, where the value exceeds(pound)50, must be declared and gifts with a value in excess of(pound)100 must not be accepted;

o Certain types and levels of gifts/benefits must not be accepted, including cash and those of a high value;

o There are limits in place surrounding the provision of gifts and benefits to third parties;

o    Entertainment to the total value of(pound)800 may be accepted.

Departmental Managers should note that this document sets out minimum criteria for staff. Line management may introduce additional requirements. Such additional requirements should be set out in locally maintained departmental/office procedure manuals.

Page 3 of 10                                                     September 2004
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2.2      WHO THE POLICIES AND PROCEDURES APPLY TO

These policies and procedures apply to all directors and staff (including temporary staff and contractors) engaged in the activities of Threadneedle and who are based in the UK or any overseas branch office.

Compliance with these policies and procedures is incorporated into staff employment contracts or engagement terms. Any breach of the requirements may lead to disciplinary action, including dismissal, in accordance with the disciplinary process as detailed in the Staff Handbook. Staff are advised to consult the Compliance team if unsure about any aspects of the policies and procedures.

2.3      GIFTS

2.3.1    Values Requiring Authorisation and the Authorisation Process

A gift received by a member of staff as a consequence of their employment, the value of which exceeds (pound)50, must be declared and approved by a member of staff's line manager through the completion of the Declaration of Receipt of Gifts form. A copy of this form can be found at the end of this chapter (Appendix 1A) or in the document centre of the Compliance Department's intranet site. The completed form should be sent to the Compliance Department.

A gift includes sporting and cultural tickets where the attendee is not accompanied by a host. Thus in such cases the total monetary value limit is (pound)100. The market value of tickets must be used. Where more than one ticket is received, the total market value of all tickets should not exceed (pound)100.

For Sackville Street staff, gifts must be recorded on the same form, with one copy being sent to Compliance and another retained in the Sackville Street Gifts Register.

The maximum monetary value of a gift that may be accepted by a member of staff is (pound)100.

2.3.2      Exceptions to the Requirements

The only exceptions to these requirements are:

o    When the gift is provided by another person within the American Express
     Group;

o Lunches or dinners attended in the course of business without the attendance of any additional guests of the employee's choice;

o    Donor-branded goods of nominal value (e.g. pens, umbrellas, calendars).

2.3.3      Gifts Of Cash and Near-Cash

Gifts in the form of cash, gift vouchers and other forms of near-cash, irrespective of the amount, must never be accepted.

Page 4 of 10                                                     September 2004
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2.4      CORPORATE ENTERTAINMENT

This section covers any activity where entertainment is in the presence of a host.

2.4.1    Monetary Limits

The limit on the total value of any event (including partners, if relevant) is (pound)800, including travel. This limit is intended to allow attendance at most sporting or cultural events.

The value of the corporate entertainment should normally be calculated using the market value of tickets.

When the value of the entertainment plus travel exceeds (pound)800, but excluding travel is less that (pound)800, the entertainment may still be accepted if the member of staff pays for the travel themselves.

2.4.2    Authorisation Process

The corporate entertainment must be declared through the completion of the Declaration of Receipt of Entertainment form. A copy of this form can be found at the end of this chapter (Appendix 2A) or in the document centre of the Compliance Department's intranet site. The completed form should be sent to the Compliance Department.

For Sackville Street staff, gifts must be recorded on the same form, with one copy being sent to Compliance and another retained in the Sackville Street Gifts Register.

2.4.3    Office Absence

A maximum absence totalling two business days, excluding the Threadneedle in house day, are allowed per employee per year for attendance at functions deemed benefits at the discretion of your line manager. Half days are counted as full days away from the office for this purpose. Any additional days must be taken as holiday.

2.5      ConferenceS

Many staff attend conferences. In most cases these are purely work related, but in some instances there may be elements of leisure, or corporate entertainment, attaching to them. This section sets out guidance that must be followed when attending conferences.

2.5.1    Industry Conferences

This is where the conference is largely work-orientated, and as such no monetary benefit is deemed to accrue to the employee from attendance at such an event.

Attendance at such conferences must of course be considered in the light of time away from work and should be authorised by your line manager.

Page 5 of 10                                                     September 2004
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2.5.2    Conferences With Significant Leisure Element or Which are Entirely
         Leisure

Some events are organised where the leisure element (e.g. skiing) is the main intention. Where the emphasis is on entertainment rather than research, the individual cannot accept travel or accommodation from the sponsoring company. This must be paid for by the individual. Any other element of the entertainment must fall within the limits of the policy. We rely on the discretion of the individuals in grey areas.

2.5.3    Company Visits/Research Organised by a Broker

Where company visits for fund managers and analysts are organised and paid for by a broker the following requirements should be adhered to:

o    Travel costs may be paid for by the sponsoring company;

o Such visits must be recorded on the Entertainment Form and submitted to Compliance, with Sackville Street staff including a copy in the Sackville Street Gifts Register;

o Any gifts or corporate entertainment subsequently received during such visits must be declared and are subject to the same limits as detailed above.

2.6      RECEIPT OF MULTIPLE GIFTS OR ENTERTAINMENT FROM THE SAME SOURCE

You should ensure that, where you receive more than one gift, or attend more than one corporate entertainment event, provided by the same source in the course of a year, you adhere to the guiding principles set out in section 1 of this document. The receipt of multiple gifts or entertainment from the same source may be queried with you or your line manager by the Compliance Department.

Where you receive from the same source multiple gifts or other benefits individually worth less than (pound)50 (except for donor branded goods of nominal value), you should discuss the issue with Compliance to ascertain whether it is appropriate to accept further gifts or benefits from the source.

2.7      THE IssuANCE of Gifts or Benefits

NOTE: The following requirements do not apply to the UK & International Sales teams. These teams must follow the procedures laid out by the Distribution Compliance Manager.

2.7.1    Gifts

All gifts offered to third parties with a value in excess of (pound)50 (except for Threadneedle branded products of nominal value, such as calendars, diaries and umbrellas) must be promptly reported to the Compliance Department using the form at Appendix B. Sackville Street staff should also retain a copy of the form in the Sackville Street Gifts Register.

Gifts worth more than (pound)100 must not be given.

Page 6 of 10                                                     September 2004
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2.7.2    Local Government Employees

The Government legislation that regulates the giving of gifts and corporate entertainment to public officials can be found in `Local Authorities (Model Code of Conduct) Order 2001'. This states that any gift/corporate entertainment over the value of (pound)25 must be declared to the individual council's monitoring officer. However each local authority can interpret this piece of legislation in their own way to formulate their own codes of conduct.

Although the Code is aimed primarily at members, in some instances, local authorities have applied it to all members, officers and employees.

Threadneedle has decided that because of the variations between each authority that there is a blanket restriction on the giving of gifts (with the exceptions of calendars and low cost branded items) or corporate entertainment (with the exceptions of business lunches and invitations to trade type conferences) if they are not already clients. Once such entities become clients there is more flexibility, subject to the overriding principle that a client does not become (even potentially) compromised. It is recommended that websites should be checked to see whether a council or authority has a code in place.

2.7.3    Corporate Entertainment

All corporate entertainment (excluding lunches or dinners attended in the course of business without the attendance of any additional guests of the recipients choice) provided to third parties must be promptly reported to the Compliance Department using the Entertainment Form. Sackville Street staff should also retain a copy of the form in the Sackville Street Gifts Register.

Corporate entertainment worth more than (pound)500, for one individual, must not be provided.

Sales Departments have their own registers that will be monitored by the Compliance Department.

2.7.4    Provision of Multiple Gifts or Entertainment to the same recipient

You should ensure that, where you give more than one gift, or invite the same recipient to more than one corporate entertainment event, in the course of a year, you adhere to the guiding principles set out in Section 1 of this document. The giving of multiple gifts or entertainment to the same recipient may be queried with you or your line manager by the Compliance Department.

Where you give to the same recipient multiple gifts or other benefits individually worth less than (pound)50 (except for donor branded goods of nominal value), you should discuss the issue with Compliance to ascertain whether it is appropriate to give further gifts or benefits to the same recipient.

Page 7 of 10                                                     September 2004

[THREADNEEDLE INVESTMENTS LOGO]                                COMPLIANCE MANUAL

--------------------------------------------------------------------------------
                         DECLARATION OF RECEIPT OF GIFTS
--------------------------------------------------------------------------------

A gift or benefit in kind worth over (pound)100 cannot be accepted. One to one meals with the Donor and gifts worth less than (pound)50 need not be declared unless their cumulative value from the same donor is significant

Name of Recipient
                                                     ---------------------------

Name of Donor (Company)
                                                     ---------------------------
Date of Receipt of Gift/Benefit
                                                     ---------------------------

Description of Gift/Benefit
                                                     ---------------------------

Value (if tickets you must declare the market value)
                                                     ---------------------------

Any other relevant matters
                                                     ---------------------------

                                                     ---------------------------

I confirm that the acceptance of this gift does not break company policy and will not influence my conduct of business.

SIGNED BY RECIPIENT
                                                     ---------------------------

SIGNED BY LINE MANAGER
                                                     ---------------------------

          THIS DECLARATION MUST BE FILED WITH THE COMPLIANCE DEPARTMENT

--------------------------------------------------------------------------------

Page 8 of 10                                                     September 2004

[THREADNEEDLE INVESTMENTS LOGO]                                COMPLIANCE MANUAL

--------------------------------------------------------------------------------
                     DECLARATION OF RECEIPT OF ENTERTAINMENT
--------------------------------------------------------------------------------

Entertainment to the total value of up to (pound)800 may be accepted. One to one meals with the Donor need not be declared.

Name of Recipient
                                                     ---------------------------

Name of Donor (Company)
                                                     ---------------------------
Date of Receipt of Entertainment
                                                     ---------------------------

Description of Entertainment
                                                     ---------------------------

Is this a conference with a significant leisure element?         YES       NO

If YES, please confirm who paid for travel and accommodation

Please confirm a host from the donor was present?                YES       NO

Value (this must represent the market value)
                                                     ---------------------------

Any other relevant matters
                                                     ---------------------------

                                                     ---------------------------

I confirm that acceptance of this entertainment does not breach company policy and will not influence my conduct of business.

SIGNED BY RECIPIENT
                                                     ---------------------------

SIGNED BY LINE MANAGER
                                                     ---------------------------

Additional Gifts/Benefits received?

          THIS DECLARATION MUST BE FILED WITH THE COMPLIANCE DEPARTMENT

Page 9 of 10                                                     September 2004

[THREADNEEDLE INVESTMENTS LOGO]                                COMPLIANCE MANUAL

--------------------------------------------------------------------------------
          DECLARATION OF ISSUANCE OF GIFTS, BENEFITS AND ENTERTAINMENT
--------------------------------------------------------------------------------

(One-to-one meals with the recipient and gifts worth less than (pound)50 need not be declared unless their cumulative value to the same recipient is significant - see 2.7.3)

    Name of Donor
                                                    ----------------------------

    Name of Recipient (Individual and Company)
                                                    ----------------------------

    ----------------------------------------------------------------------------
    I am declaring:                                            TICK BOX

    Gift (Limit (pound)100):
    ----------------------------------------------------------------------------

    Corporate Entertainment (Limit (pound)500):
    ----------------------------------------------------------------------------

    Description of Gift/Benefit
                                                    ----------------------------

    -------------------------------------------------------- ----------- -------
    If gift/benefit was an event (eg
    sporting/cultural) was a host from Threadneedle
    present?                                         YES         NO         N/A
    -------------------------------------------------------- ----------- -------

    Value
                                                    ----------------------------

    Date of giving of Gift/Benefit
                                                    ----------------------------

    Any other relevant matters
                                                    ----------------------------

    SIGNED BY DONOR
                                                    ----------------------------

--------------------------------------------------------------------------------
Additional gifts/benefits given:
--------------------------------------------------------------------------------

          THIS DECLARATION MUST BE FILED WITH THE COMPLIANCE DEPARTMENT

Page 10 of 10                                                     September 2004

--------------------------------------------------------------------------------

Version 1 / January 2004

                        [THREADNEEDLE INVESTMENTS LOGO]

                              Whistleblowers Policy

--------------------------------------------------------------------------------

                              Whistleblowers Policy

INTRODUCTION

All organisations face the risk of things going wrong or of unknowingly harbouring malpractice. The Company has a duty to identify malpractice and take the appropriate measures to remedy the situation. By encouraging a culture of openness within our organisation the Company aims to prevent malpractice. The Company wants to encourage all workers to raise issues, which concern them at work.

With the introduction of the Public Interest Disclosure Act 1998 all workers now have legal protection from any form of retribution, victimisation or detriment as a result of publicly disclosing certain serious allegations of malpractice. This policy is designed to give workers that opportunity and protection.

SCOPE

This Procedure will apply to all `workers' within the Company and will cover all cases where a worker wishes to make a disclosure in connection with their employment. For the purposes of this policy `workers' includes employees, contractors, agency staff, temporary and casual workers.

This policy is designed to afford protection to workers who disclose information of a specified category to a specified individual in specified circumstances, in accordance with the Public Interest Disclosure Act 1998. It will also enable them, if necessary, to make a complaint or assist in an investigation without fear of reprisal.

RESPONSIBILITY

The Department Managers and HR Department will have a responsibility to ensure that disclosures are dealt with as fairly and quickly as possible and as near to the point of origin as possible.

PROCEDURE

WHERE THE POLICY WILL APPLY

This policy will apply in cases where an employee genuinely and in good faith believes that one of the following sets of circumstances is occurring, has occurred or may occur within the Company:

     o that a criminal offence has been committed, is being committed or is likely to be committed

     o that a person has failed, is failing or is likely to fail to comply with any legal obligation to which he or she is subject

     o that a miscarriage of justice has occurred, is occurring or is likely to occur

     o that the health and safety of any individual has been, is being or is likely to be endangered

     o    that the environment has been, is being or is likely to be damaged

     o that information tending to show any matter falling within any one of the preceding paragraphs has been, is being or is likely to be deliberately concealed.

While it is not necessary that the employee proves the malpractice or misconduct that he/she is alleging, but may simply raise a reasonable suspicion, please note that an employee will not be protected from the consequences of making such a disclosure if, by doing so, he/she commits a criminal offence. Employees will only be entitled to protection if the disclosure is carried out in accordance with the procedure.

WHO THE DISCLOSURE SHOULD BE MADE TO

If an employee wishes to raise or discuss any issues which might fall into the above category he/she should contact his/her Department manager in the first instance who will treat the matter in confidence. In such cases it is likely that further investigation will be necessary and he/she may be required to attend a disciplinary or investigative hearing as a witness.

HOW THE DISCLOSURE WILL BE HANDLED

o The complaint should be made orally or in writing, describing the incident(s) as fully as possible to your line manager.

o Where the concern involves your line manager then the concern should be raised with the HR Department

o    All Complaints will be viewed seriously and treated confidentially.

o Care will be taken during an investigation to treat all employees involved with consideration.

o Appropriate steps will be taken to ensure that the employee's working environment and/or working relationship is/are not prejudiced by the fact of any disclosure.

o An investigation will be conducted into the disclosure, and the person conducting the investigation will interview the person against whom the allegations are made, the complainant and any relevant witnesses. These interviews will be conducted in confidence. All parties to these proceedings can be accompanied by a colleague.

o The investigation should be concluded within four weeks of the disclosure being received. If this time limit is exceeded, the complainant should be advised of this and given a date when the investigation will end.

o The investigating person must keep a detailed written record of the investigation and the findings. The complainant and the person(s) against whom the allegation has been made must be told of the findings by the investigating person and these findings must also be given in writing.

o If the complainant is dissatisfied with the outcome, or with the way in which the disclosure was handled, then a written request for reconsideration should be made to the HR Manager within seven days of receiving the investigating person's decision.

o Once the investigation is completed, the manager who has conducted it will decide, on the strength of the findings, the appropriate action to be taken. This may include disciplinary action in line with the Threadneedle's Disciplinary procedure.

o If disciplinary action is justified, a disciplinary hearing will be arranged within 10 working days of either the decision of the investigating person, or if the matter was referred for reconsideration the decision of the HR Director.

o The employee against whom the allegation has been made will have the right to be accompanied at this hearing by a work colleague, and will have the opportunity to challenge the evidence and to state his or her case. The hearing will be conducted in accordance with the company disciplinary procedure.

o Any disciplinary action taken will reflect the severity of the offence and may include dismissal. The employee may appeal against the penalty in accordance with the company's appeals procedure.

RAISING DISCLOSURES EXTERNALLY (EXCEPTIONAL CASES)

The main purpose of this policy is to give workers the opportunity and protection they need to raise their concerns internally. The Company fully expects that in almost all cases raising concerns internally will be the most appropriate action for workers to take.

However, if for whatever reason, a worker feels that they cannot raise their concerns internally and they honestly reasonably believe the information and any allegations are true, then he/she should consider raising the matter with a prescribed regulatory or independent organisation if the employee considers that they have an interest in the matter and, despite the best efforts of the Company, the worker believes that disclosure within the Company is inappropriate or has been unsuccessful. Such regulatory organisations include the Health & Safety Executive, the Financial Services Authority, Environment Agency, Inland Revenue and DTI (Insolvency Division).

Disclosures made to the worker's legal adviser in the course of obtaining legal advice will be protected.

Alternatively, if a worker has good reasons for not using the internal or regulatory disclosure procedures described above, he/she may consider making wider disclosure by reporting the matter to the police or to the media, for example. However, workers who make wider disclosures of this type will only be protected from victimisation and suffering detriment in certain circumstances. In this situation the Company strongly recommends that the worker takes legal advice before following this course of action.

DISCLOSURES MADE IN BAD FAITH

Employees should be aware that the policy will apply where a disclosure is made in good faith and where an employee reasonably believes that the information disclosed and any allegation contained in it are substantially true. If any disclosure is made in bad faith (for instance, in order to cause disruption within the Company), or concerns information which the employee does not substantially believe is true, or indeed if the disclosure is made for personal gain, then such a disclosure will constitute a disciplinary offence for the purposes of the Company's Disciplinary Policy and Procedures and may constitute gross misconduct for which summary dismissal is the sanction.

While the Company hopes that such disclosures will never be necessary within its organisation, it also recognises that it may find itself in circumstances which are new to it. Each case will be treated on its own facts.

--------------------------------------------------------------------------------

Version 1 / January 2004

                        [THREADNEEDLE INVESTMENTS LOGO]

                         Harassment and Bullying Policy

--------------------------------------------------------------------------------

                   Threadneedle Investments Harassment Policy

As an equal opportunities employer Threadneedle fully supports the rights and opportunities of all people to seek, obtain and hold employment without discrimination and recognises the fundamental right of staff to work in an environment free from harassment of any kind.

Harassment is a form of discrimination and the employer may be liable under the Sex discrimination Act 1995, the Race Relations Act 1976 and Disability and Discrimination Act 1995. It is an infringement of the rights of all staff not to be treated with dignity and respect. Individuals may be personally liable for their actions that breach the Acts where a complaint is proven.

It is Threadneedle's policy that harassment will not be tolerated or condoned. All staff are expected to comply with this policy and take appropriate measures to ensure that such conduct does not occur. Action in accordance with the companies standards of conduct and disciplinary procedure will be taken against any member of staff, who, following an enquiry has been found to harass another member of staff.

Harassment

Harassment in the workplace can be defined as:

" Conduct relating to people's personal characteristics, which insults or is unwanted by the recipient, or affects the dignity of any individual or group of people."

Harassment can take many forms including sexual, racial and disability harassment and bullying. As a result of this legislation is in force to protect people from harassment on the basis of their sex, race or disability. However many other methods and forms of harassment take place and therefore the Threadneedle policy will cover all forms of harassment that could occur.

Examples of Harassment may include:

-        Unwanted physical contact and touching
-        Unwelcome sexual advances
-        Persistent pressure to meet socially
-        The display of pornographic or suggestive materials
-        Use of offensive or suggestive comments or innuendo
-        Verbal or physical abuse relating to people's personal characteristics
- Remarks, comments, gossip or jokes which denigrate groups of the population.
-        Use of language that could be considered as offensive or derogatory.
-        Being excluded from conversations, meetings, and activities.
-        Making stereotypical assumptions about groups of the population

This list is not and cannot be exhaustive, but is intended to demonstrate the wide range of different behaviours that would be considered as harassment.

Other forms of harassment

Bullying

Bullying in the workplace can be defined as:

Persistent behaviour which could be offensive, abusive, intimidating, cruel of insulting which could make the recipient feel upset, threatened, persecuted, humiliated or vulnerable. Often, but not always, bullying involves the abuse of actual or perceived power.

Bullying is not always clearly seen or observed. The subtle or quiet persistent wearing down of people's self confidence can also constitute bullying.

Managers are expected to take firm but fair action to ensure good performance. Legitimate difficult discussions about expected standards and levels of performance do not constitute bullying, providing they are carried out in a professional manner.

Examples if Bullying may include:

-        Shouting, threatening and/ or abusive language or gestures
- Sarcastic or belittling comments either with the individual alone, or in front of others.
-        Persistent criticism or reprimands in front of others
-        Spreading malicious rumours
-        Excessive supervision and/ or monitoring of people's work.
- Persistent over-ruling people's decision and undermining their position.
-        Pushing, shoving or other physical assault

This is not an exhaustive list, but it is intended to demonstrate the wide range of different behaviours that can be considered as bullying.

Duties of Supervisors and Managers

Members of staff may be reluctant to complain of Harassment and Bullying because of:

-        Retaliation or public humiliation
-        Not being believed or taken seriously
-        What other people may think
-        Being discriminated against in employment
-        The person involved in the harassment is their line manager

All staff with supervisory responsibilities must therefore take steps to stop harassment or intimidation that they know exists in their areas of responsibility. They must also report any incidents of harassment to their Manager / or HR Officer; failure to do so may result in disciplinary action being taken against them.

Duties of Staff

Staff should take all reasonable steps to make sure their conduct does not cause offence or misunderstanding. They must discourage all forms of Harassment and Bullying and support colleagues who may be victims of such treatment.

Complaints Procedure and Advice

Complaints will be investigated with sensitivity in a confidential manner with due regard to the rights of all parties to the complaint. Every effort will be taken to ensure that staff will be protected against victimisation or retaliation for bringing a complaint of harassment of assisting in an investigation. Any evidence of victimisation will result in disciplinary action being taken.

Most people who are being bullied simply want the bullying to stop. Often the bully will not recognise that their behaviour constitutes bullying. The first step therefore is for the person being bullied (or a colleague) to approach the alleged bully to explain why their behaviour is inappropriate and how it is in breach of this policy.

Where this approach does not work, or where the person being bullied is particularly concerned about taking an informal approach, then the person being bullied should raise their concerns with their manager. Where the complaint is about their manager they should raise their concerns with the next manager level.

Where the person being bullied is uncomfortable with this approach, they are responsible for finding another way of raising the issues. This could take the form of asking for help form:

A friend / colleague

Another line manager who they feel more comfortable to talk to Their HR Officer / Manger.

Once an issue has been raised, it will be investigated by the most appropriate trained / experienced person, with the support and guidance from their HR department. The aim whatever practicable will be to complete the investigation within five working days. All investigations will be carried out independently and objectively.

It is recognised that the investigation period can be difficult time for all concerned. Where appropriate at any stage during the investigation or the action that follows either the person being bullied or the alleged bully or both could be suspended on full pay. Such suspension does not imply any kind of disciplinary action.

If the investigation concludes that action is required, then a range of corrective actions are available, including individual development and all aspects for the disciplinary policy, including dismissal for gross misconduct.

Both the person claiming bullying and the alleged bully have the right to be accompanied at the investigation and disciplinary action stage by a colleague.

Confidentiality

All involved in any claim of bullying, including the person claiming bullying, the alleged bully and the investigators, are required to maintain the highest possible degree of confidentiality throughout the investigation an beyond. Breaches of confidentiality by any party will be regarded as a disciplinary issue.

--------------------------------------------------------------------------------
Version 2 / October 2004

                        [THREADNEEDLE INVESTMENTS LOGO]

                           Equal Opportunities Policy

--------------------------------------------------------------------------------

               Threadneedle Investments Equal Opportunities Policy

Introduction

It is the policy and practice of Threadneedle Investments to provide equal employment opportunities to all employees and applicants. The Company does not discriminate on the basis of sex, race, religion, disability, colour, nationality, ethnic or national origin, marital status, sexual orientation or age. We are committed to ensuring all individuals are aware of our Equal Opportunities Policy and their own responsibility within this.

All employment decisions will be made in a non-discriminatory manner. These include HR actions relating to recruitment, compensation, benefits, transfers, promotions, training and severance.

Furthermore, the Company maintains a strict policy prohibiting harassment, whether this is sexual, verbal, physical, visual or bullying. This policy applies to all Company agents and employees, including supervisory and non-supervisory employees. All employees are required to comply with our Equal Opportunities Policy and practices. Any form of discrimination, including harassment and victimisation, will be dealt with in accordance with our Grievance and/or Disciplinary Procedure as set out in the Harassment and Bullying Policy and the Employee Handbook.

If you believe that some form of discrimination, harassment or bullying is occurring you should consult on a confidential basis with your HR Officer, in accordance with the Grievance Procedure, who will investigate and take the appropriate action. Those responsible for such actions may be liable to disciplinary proceedings under the Company's disciplinary policy, which could lead to dismissal. All alleged complaints of discrimination, victimisation or harassment will be treated very seriously, thoroughly investigated and dealt with speedily.

Application

The Equal Opportunities Policy applies to all job applicants and employees and extends to all aspects of employment practice including recruitment, training, career development, performance management, promotion, remuneration, redeployment and redundancy.

The policy is to ensure that no applicant or employee is disadvantaged by any employment conditions or requirements, which cannot be shown to be justifiable. Within the framework of the law, we are committed wherever practicable to achieving and maintaining a culture where all employees feel confident that they have equal access to available opportunities. No employee or potential employee will therefore receive less favourable treatment on the grounds of sex, marital status, ethnic or national origin, nationality, colour, race, religious belief, political opinion, spent convictions, disability, gender reassignment, sexual orientation, age, or any other non-job related considerations.

The Policy will:

o    Encourage individuals to develop their skills

o Base selection and promotion decisions on suitability for the job. The individual's ability and merit will be the sole criteria.

o Provide an environment within which all employees have equal opportunity to progress within the organisation.

o Ensure that conditions of employment and systems of determining pay do not discriminate against any particular category of employee.

o Ensure that part-time employees are not treated less favourably than full-time employees.

o Encourage individuals with disabilities to join the business, including making any reasonable adjustments to the work place or to working practices to facilitate their employment.

o Wherever possible, retain in our employment any employee who becomes disabled.

o Regard any deliberate discriminatory action by individual managers or members of staff as a serious disciplinary offence.

o Maintain a regular system of monitoring so that all employment decisions reflect the business policy on equal opportunities.

o Comply with legal requirements concerning the provision of equal opportunities in employment.

Equality and Legislation

There is a legislative framework in place to guide us towards achieving our aims of equality of opportunity.

Together, the following acts make it unlawful in employment, or in the provision of businesses and services, to discriminate directly or indirectly on the grounds of sex, marital status, race, colour, ethnic or national origin, nationality, spent convictions, gender re-assignment, sexual orientation, religion/belief or disability.

The specific laws which relate to Equal Opportunities are:-

o    Rehabilitation of Offenders Act 1974

o    The Sex Discrimination Acts of 1975 and 1986

o    The Race Relations Act 1976

o    The Fair Employment (Northern Ireland) Act 1976 and 1989

o    The Disability Discrimination Act 1995

o    The Equal Pay Act 1970 amended 1983

o    EU Recommendation On The Dignity Of Men And Women At Work 1991

o    Gender Reassignment (Sex Discrimination) Regulations 1999

o    Employment Relations Act 1999

o    The Human Rights Act 2000 o Part-Time Workers Regulations 2000

o    The Race Relations (Amendment) Bill 2001

o    The Employment Equality (Religion or Belief) Regulations 2003 (Amended)

o    The Employment Equality (Sexual Orientation) Regulations 2003 (Amended)

Northern Ireland it is also unlawful for an employer to discriminate directly or indirectly, in addition to the above, on the grounds of political opinion, under the terms of the Fair Employment (Northern Ireland) Acts 1976 and 1989.

To support this legislation, there are four main bodies:-

EOC                 Equal Opportunities Commission

CRE                 Commission for Racial Equality

FEC                 Fair Employment Commission for Northern Ireland

DRC The Disability Rights Commission (up to April 2000 known as NDC - National Disability Council)

Any employee who contravenes the policy may be held liable for committing an act of unlawful discrimination and may, together with Threadneedle Management Services, be subject to legal proceedings.

Legislation also provides protection against an individual being victimised for taking action under anti-discrimination law. These provisions provide protection to any employee (or ex-employee) who has been penalised for bringing, becoming involved in, or intending to make a discrimination complaint.

In addition, the European Union has significant influence on equality law and the development of best practice. Such developments, coupled with non-legislative UK codes of practice, have been reflected in the development of a best practice Equal Opportunities Policy.

What is Discrimination?

We all have a responsibility to uphold the principles of equality of opportunity and to ensure that we do not discriminate unfairly against others at work.

Direct Discrimination

Direct discrimination means treating one person less favourably than another on the grounds of their sex, marital status, race, colour, ethnic or national origin, nationality, disability, gender reassignment or spent convictions.

It is also our policy not to discriminate against anyone on the grounds of their religious belief, age, political opinion or sexual orientation.

An example of direct discrimination is failing to offer someone a job because they are a woman or because of their ethnic origin.

Indirect Discrimination

Indirect discrimination is more difficult to define and can be less obvious. It means applying an unjustifiable requirement or condition which appears to be the same for all, but which has a disproportionate, adverse effect on one group of people even though there was no intention to discriminate.

An example of indirect discrimination is setting full time hours as eligibility criteria for receiving Company benefits. As more women than men work part-time this would have the effect of excluding more women from receiving Company benefits thereby putting them at a disadvantage.

Unfair discrimination often results from people being treated on the basis of a limited and possibly prejudiced understanding of the groups to which they belong, rather than on the basis of a fair and objective assessment of them as individuals.

We all have preconceptions, which are influenced by personal values and by the values of the society we live in. It is important to be aware of these and not to let them cause you to discriminate.

Try to avoid stereotype beliefs, such as:-

o    Men are less sensitive than women

o    Women with small children will want more time off work

o    Employing people with disabilities poses major problems

o Married men are ambitious employees but married women are not interested in careers

o    Ethnic minorities are not able to work well together

o    People over the age of 40 cannot adapt to change

Properly administered, the policy can be an effective tool in helping to eliminate unfair discriminatory practices.

Harassment

Harassment in the workplace can be defined as:

" Conduct relating to people's personal characteristics, which insults or is unwanted by the recipient, or affects the dignity of any individual or group of people."

Harassment can take many forms including sexual, racial and disability harassment and bullying. As a result of this, legislation is in force to protect people from harassment on the basis of their sex, race or disability. However many other methods and forms of harassment take place and therefore Threadneedle's policy will cover all forms of harassment that could occur.

Examples of Harassment may include:

-       Unwanted physical contact and touching
-       Unwelcome sexual advances
-       Persistent pressure to meet socially
-       The display of pornographic or suggestive materials
-       Use of offensive or suggestive comments or innuendo
-       Verbal or physical abuse relating to people's personal characteristics
- Remarks, comments, gossip or jokes which denigrate groups of the population.
-       Use of language that could be considered as offensive or derogatory.
-       Being excluded from conversations, meetings, and activities.
-       Making stereotypical assumptions about groups of the population

This list is not and cannot be exhaustive, but is intended to demonstrate the wide range of different behaviours that would be considered as harassment.

Bullying

Bullying in the workplace can be defined as:

Persistent behaviour which could be offensive, abusive, intimidating, cruel or insulting which could make the recipient feel upset, threatened, persecuted, humiliated or vulnerable. Often, but not always, bullying involves the abuse of actual or perceived power.

Bullying is not always clearly seen or observed. The subtle or quiet persistent wearing down of people's self confidence can also constitute bullying.

Managers are expected to take firm but fair action to ensure good performance. Legitimate difficult discussions about expected standards and levels of performance do not constitute bullying, providing they are carried out in a professional manner.

Examples if Bullying may include:

-       Shouting, threatening and/ or abusive language or gestures
- Sarcastic or belittling comments either with the individual alone, or in front of others.
-       Persistent criticism or reprimands in front of others
-       Spreading malicious rumours
-       Excessive supervision and/ or monitoring of  people's work.
-       Persistent over-ruling people's decision and undermining their position.
-       Pushing, shoving or other physical assault

This is not an exhaustive list, but it is intended to demonstrate the wide range of different behaviours that can be considered as bullying.

Harassment is covered in more detail within the Company Harassment and Bullying Policy.

Victimisation

If an individual is penalised for bringing or becoming involved in, a discrimination complaint under this Equal Opportunities Policy this will be regarded as victimisation and will be dealt with in the same way as any complaint of discrimination.

Employment of People with Disabilities

It has always been our policy to ensure that people with disabilities are not discriminated against at work. With the introduction of the Disability Discrimination Act 1995 there is now additional guidance to help us achieve this aim.

The Act provides employment protection for those individuals who have a disability. A disability is defined by the Act as a physical or mental impairment, which has a substantial and long-term adverse effect on a person's day-to-day activities.

We all have a duty not to discriminate against people with disabilities at work. This means not treating them less favourably than others because of their disability, where this treatment cannot be justified. We must also make reasonable adjustments to our premises or workplace, which will help provide equality of opportunity for employees with disabilities. Some examples of reasonable adjustments are:

o    Altering the lighting for someone with restricted vision

o Allowing a person with disabilities to work flexible hours to enable additional breaks to overcome fatigue, which may arise because of the disability

o Adaptation of the working environment, for example seating, desk height, ramps and lifts as well as stairs, reserved parking facility

o Providing extra support for someone whose disability leads to uncertainty or a lack of confidence o Allowing a person with disabilities time off for regular medical check-ups and treatment that are a necessary part of the ongoing monitoring/maintenance of stability of their condition

The Act also places new responsibilities on those who provide goods, facilities and services not to discriminate against people with disabilities. We need to remember that some of our customers may have disabilities and ensure that they are treated fairly and receive the same standard of service as others.

What You Can Do To Help Eliminate Discrimination?

o Be aware of what equal opportunity means and ensure that employees understand their responsibilities. o Follow the companies agreed procedures and be consistent in the treatment of other people at work and our customers.

o Be aware of personal bias and don't let it unfairly influence actions or decisions.

o Don't make assumptions about others - always check out the facts and seek their input in finding solutions.

o Report any acts of discrimination of which you are aware to your Manager or if appropriate to HR.

Recruitment

We will ensure that all those responsible for employment decisions are aware of and trained in our equal opportunities policy and have access to guidelines to ensure its effective implementation.

Equal Opportunities is about selecting the best person for the job. This does not mean lowering standards but means assessing all candidates against fair and consistent criteria, which are relevant to the job.

We must avoid making assumptions that the personal circumstances of some candidates will affect their ability to do the job. This can lead to questions at interview, which may appear to be discriminatory, for example, questions about marriage plans or family intentions which could appear to show bias against women. As a general note questions relating to personal circumstances should not be asked in an interview.

To ensure that our recruitment processes are fair, these are the general guidelines which should be followed:

Advertisements:

     o Job and person specifications should be fair and relevant to the job in question

     o Advertisements should be unbiased in content and age limits should not be specified

     o Wherever feasible, jobs should be advertised in media which cover a broad cross-section of the public, including ethnic minorities, and should also be notified to Job Centres where appropriate o Recruitment Agencies should be informed of our Equal Opportunities Policy when they recruit or advertise on our behalf

Selection:

     o Applicants should be screened against selection criteria which are relevant to the job to ensure consistency and a fair approach

     o Short-lists should only include those whose qualifications or experience closely match the selection criteria

     o Psychometric and aptitude tests should be relevant to the job to ensure fairness and fully explore the applicant's potential. Special needs of people with disabilities should be accommodated wherever possible

     o All questions asked at interview should be relevant, fair and consistent. It is unlawful to ask questions which can be interpreted as discriminatory

     o Do not ask candidates inappropriate questions about their personal circumstances. Concentrate on establishing the candidate's ability to perform the role in question.

     o No assumptions should be made regarding career expectations or mobility of staff, particularly of women returning from maternity leave or of employees with family responsibilities.

     o Reasonable adjustments should be made to the workplace and practices to facilitate the recruitment of people with disabilities. Wherever possible, we will retain in our employment any employee who becomes disabled.

     o Requests for part-time or some other form of flexible work pattern should be fully explored and consideration given to each individual request. All requests should be reviewed in line with the company part time working policy.

     o    If you are unsure get advice from HR.

Monitoring and Reviewing:

     o Records should be kept of recruitment and selection exercises, including reasons for selection decisions, to enable the decisions made at each stage of the recruitment and selection procedure to be justified.

     o The sources from which we derive candidates for each job should be continually reviewed to take full advantage of the total job market.

Appointing internal candidates without advertising (Natural Successors):

     o The decision to appoint a "natural successor" must be based on an individual's skill and competency

     o    All employees must receive fair, consistent and equal treatment

     o All decisions must be supported by a robust rationale and supporting documentation from notes taken at the time of meetings.

In Training and Career Development

     o Career development opportunities should be equally available to all employees, based on a fair assessment of their potential and of our business needs.

     o When discussing career development with staff, it is important not to make assumptions about an individual's personal circumstances, e.g. that women with family responsibilities do not want to take on more demanding roles.

     o Individuals should be fairly selected for development opportunities based on their needs as well as the requirements of the job.

     o All employees who need training should be encouraged to participate and, in agreement with their Manager, should be able to put themselves forward for courses which are appropriate to their needs.

     o Consideration should be given towards employees who may have difficulty in attending courses, which involve a stay away from home, where their reasons can be justified. Reasonable efforts should be made to find a way of providing them with the necessary training.

     o Adequate notice of training courses should be given so that delegates' personal circumstances can be considered in the choice of venue and arrangements.

In Appraisals

The proper operation of our appraisal systems will play an important part in our Equal Opportunities Policy and appraisers must avoid acts of discrimination
- direct or indirect - when conducting appraisal discussions.

     o All employees should be reviewed yearly with a formal appraisal annually and given positive encouragement to discuss suitable development and training opportunities.

     o Appraisals should be carried out using objective criteria based on the key skills and objectives necessary for the effective performance of the job.

Redeployment, Retraining and Redundancy

     o Our redundancy procedures and agreements should be used to ensure consistency across the Company and a fair approach to all employees.

     o Selection for redeployment, retraining and redundancy should be conducted in a manner which avoids direct or indirect discrimination.

     o All applicants in a redeployment situation will be interviewed for vacancies applied for if they meet the selection criteria, irrespective of sex, marital status, ethnic or national origin, nationality, colour, race, religious belief, disability, sexual orientation, age, gender reassignment, spent convictions or political opinion

Complaints will be investigated with sensitivity in a confidential manner with due regard to the rights of all parties to the complaint. Every effort will be taken to ensure that staff will be protected against victimisation or retaliation for bringing a complaint of discrimination or harassment when assisting in an investigation. Any evidence of victimisation will result in disciplinary action being taken.

If you feel that you have been discriminated against at work then this should be reported in line with the Company Grievance Procedure, as outlined in the employee handbook.

Once an issue has been raised, it will be investigated by the most appropriate trained / experienced person, with the support and guidance from their HR department. All investigations will be carried out independently and objectively.

Reviewing and Reinforcing our Policy

There will be regular reviews and evaluations of our Equal Opportunities policy through the monitoring and auditing of our practices and our workforce diversity.

We need to check that, at every point where decisions are made about individuals, there is no prejudice or discrimination influencing decisions.
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Version 2 / January 2004

DISCIPLINARY PROCEDURE

Disciplinary rules and procedure are contractual and are necessary to set reasonable standards of performance and behaviour and to ensure consistency and fairness of treatment to all employees when these standards are not met.

The objective in disciplinary situations is to encourage and support improvement in the employee's conduct, job performance or attendance. In many cases, a minor breach of Company standards can be resolved by an informal oral warning by the individual's Supervisor or Manager. However, when a more serious breach of the Company's rules and standards occurs, or an informal warning has not resolved the problem, the Company's formal disciplinary procedure will be invoked.

In addition incapability due to poor performance will usually be managed within the disciplinary process, when poor performance continues after the usual performance management processes have been exhausted.

Definitions of Misconduct or Gross Misconduct

As circumstances of particular cases can vary greatly, it is impossible to provide a definitive list of those that will be regarded as misconduct or gross misconduct. Any police or court action will be taken into account in determining the seriousness of the misconduct. The following is by way of example and should not be treated as exhaustive; -

(a) Unauthorised use or amendment of personal or financial information held on a data/paper based system.

(b) Failure to report any suspicious transactions regarding money laundering to the AMLRO.

(c) Deliberate falsification of records, e.g. medical certificates, expenditure claims, overtime claims, sickness/absence records

(d) Fighting or assault on another person whilst on duty and/or on Group premises or company sponsored events, e.g. summer ball or Christmas party

(e) A criminal offence which makes the employee unsuitable for continued employment

(f) Any act of discrimination, harassment, bullying or any behaviour contrary to the organisations Equal Opportunities policy

(g)      Abuse of sickness/absence procedures

(h) Abuse of the company email / internet system as per the company email and internet usage policy.

(i)      Abusive or threatening language

(j)      Unauthorised absence from work

(k) Intoxication by alcohol, drug/s or solvent abuse and therefore incapable or being under the influence of or in possession of any illegal drugs/substances

Instant Dismissal - Gross Misconduct

Cases of gross misconduct will result in the employee's immediate dismissal, without notice or payment in lieu of notice. Instances constituting gross misconduct include, but are not limited to:

     o Disclosure of confidential information to third parties relating to the Group, its customers or employees, insider-dealing etc.

     o Any breach of Staff Dealing Rules or rules of the relevant Regulatory Bodies

     o    Wilful damage to Company property or that of employees

     o    Theft, fraud or falsification of records

     o Intoxication by alcohol or drug abuse and therefore incapable or being under the influence of or in possession of illegal drugs

     o    Unauthorised use of Company equipment/property

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Version 2 / January 2004

     o    Threatening behaviour or physical violence

     o    Serious negligence which causes unacceptable loss, damage or injury

     o Serious act of insubordination - the refusal to carry out a reasonable instruction written or verbal, e.g. smoking policy, standards of dress etc.

     o Breach of the Company's Equal Opportunities Policy - any act of discrimination, harassment, bullying or any behaviour contrary to the organisations Equal Opportunities policy

     o    Unauthorised access to confidential information

     o Malicious, negligent or wilful breach of data processing security arrangements

     o Breach of requirements of the Financial Services Act 2000, Investment Advisers Act 1940, Investment Company Act 1940.

     o Any serious breach of the Company's trust or action that is liable to bring the company into disrepute

     o Serious contravention of Health & Safety regulations including fire regulations

     o Any situation where an employee tries to make a secret profit from employment with the Company

This list is not exhaustive and other offences of similar gravity to those mentioned above may render you liable to dismissal. The Company also reserves the right to summarily dismiss you if you commit a criminal act or engage in any activity indicated above outside Company hours. This will usually occur where the nature of the offence has a serious and negative impact on your suitability to continue in your position

The Procedure

Managers and Supervisors will give informal cautionary warnings for the purpose of improving conduct when employees commit minor infringements of the established standards of conduct. However, where the facts of a case appear to call for disciplinary action, the procedure detailed below should be observed.

Prior to any disciplinary action being taken, the Company's position and concerns will be fully explained to you and you will be given an opportunity to present your side of the case. You may request the presence of a fellow employee or a trade union official to accompany you at every stage of the disciplinary procedure.

The procedure for disciplinary action is outlined below. However, the number and nature of warnings given will depend on the circumstances of each case.

Stage 1: Formal Verbal Warning

You will be given at least 48 hours notice to attend a Disciplinary Hearing with your Supervisor or Manager. A member of the HR and Organisation Department will be present at this meeting. There will be an opportunity for both parties to discuss in full the issues in hand. In the absence of any explanation which is satisfactory to the Company, you will be told how and within what time frame the Company expects you to improve in the areas discussed or otherwise remedy the Company's concerns. You will also be informed of the consequences of failing to improve or remedy as required and your right to appeal. A record will be made that the Hearing has taken place, noting the steps that will be taken to improve the situation and the specified period in which this will occur. A note recording the content of the meeting will be placed on your HR file, which you will be required to sign, and your Supervisor or Manager. A diary note to will be made to remove this from your file after the agreed period of time.

Stage 2: Formal Written Warning

A repeated offence of a similar nature or an offence of a more serious nature will normally result in a written warning. If there has been no level of improvement in your performance or behaviour - or the shortcoming is of a serious nature - once the specified time allocated has elapsed, a formal Disciplinary Hearing will take place with your Supervisor or Manager. You will be given at least 48 hours notice of the Disciplinary Hearing

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Version 2 / January 2004

and of the nature of the complaint about your conduct or performance. A member of the HR and Organisation Department will be present at this Hearing. You will be given the opportunity to respond to the complaint. In the absence of any explanation satisfactory to the Company, you will be told how and within what time frame the Company expects you to improve in the areas discussed or otherwise remedy the Company's concerns. The improvement required may include development plans and the timescale. It will warn that more serious action will be considered if there is no satisfactory improvement and will advise of the right to appeal. This will be confirmed in writing. This document will be placed on your HR file. You will also be advised that failure to achieve a satisfactory improvement may result in dismissal.

Stage 3: Final Written Warning

Should there still be no improvement in your performance or behaviour once the specified period has expired, as stated in Stage 2, a further disciplinary Hearing will take place with your Supervisor or Manager in the presence of a member from the HR and Organisation Department. You will be given reasonable notice of this meeting and the nature of the complaint about your conduct or performance. You will be given the opportunity to respond to the complaint. In the absence of a satisfactory explanation, you will receive a final written warning.

The outcome of the interview will be confirmed in writing this will give details of the complaint and any associated penalties, will warn that dismissal may result if there is no satisfactory improvement or a repetition and will advise of the right to appeal, a copy of which will be placed on your HR file and disregarded after 2 years (In exceptional cases the period may be longer). This stage will also apply to misconduct which is sufficiently serious as to only warrant one warning, or where the decision is taken not to dismiss the employee in the case of gross misconduct or situations otherwise justifying summary dismissal.

Additional penalties may be associated with a final Written Warning were appropriate, for example; -

o    deferment of or reduction in pay increase for up to 2 years

o loss of pay or suspension without pay for up to 3 days - the amount being related to the seriousness of the offence.

o    Downgrading with reduction in pay

o    Exclusion from promotion consideration for up to 2 years

In the interest of consistency, HR will authorise the use of these penalties.

Dismissal

Gross misconduct or continued failure to reach the required standards after a final written warning will normally result in dismissal. You will be given reasonable notice of a hearing, and the complaint about your conduct or performance. The hearing will be attended by your Supervisor or Manager, and a member of the HR and Organisation Department. You will be given the opportunity to respond to the complaint.

You will receive written confirmation of the reason for dismissal and the date on which your employment will terminate and the right of appeal. In cases of gross misconduct dismissal will normally be without notice, but each case will be considered on it merits. Dismissal will normally be endorsed by the employee's divisional senior manager (minimum grade OP4).

Duration of Warning

A verbal and formal written warning will remain on your HR file for 6 and 12 months respectively. A final written warning will remain for 2 years (exceptional cases may be for longer periods) If, during these periods, there has been no cause for further disciplinary action, the warnings will cease to have effect after the time stated has elapsed.

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Suspension

In some cases the Company may require time to carry out an investigation, in which case you may be suspended on full pay pending the completion of these enquiries. This will usually be no more than 5 working days. You will be given the reasons for suspension at an interview with your Supervisor or Manager and a member of the HR and Organisation Department, which will be confirmed in writing.

Suspension as a precautionary measure is not disciplinary action. Any investigation will be implemented as quickly as is reasonably practicable consistent with the interests of fairness, justice and the circumstances of the case you will be informed of any further action to be taken.

Right of Appeal

You may appeal against any formal disciplinary action within five working days of receiving notice of the Company's action by notifying the HR and Organisation Department in writing. Your letter should outline in detail the reasons for the appeal which will be reviewed by the appropriate manager, of at least one level above the manager or supervisor responsible for the disciplinary decision who has had no previous direct involvement in the case. The appeal will be heard within 5 working days or as is reasonably practicable after the Company receives written notice of appeal and any decision will be final. The decision will be confirmed in writing.

Appeals will normally be progressed prior to the expiry of the contractual notice period. If, for good and proper reasons, it proves impractical to complete the appeal process within this period, notice will be extended until the appeal process is properly completed.

An employee who is waiting for an appeal against dismissal with notice to be heard will, according to the individual circumstances, either be allowed to carry on working or be suspended on full pay for the duration of the notice period. The lodging of the appeal will not suspend the notice of dismissal. If an employee appeals against summary dismissal and is reinstated, pay will be restored and the contract of employment will be considered to be continuous subject to any lesser penalty.

Review of Disciplinary Policy

The Company's Disciplinary Policy will be reviewed periodically in the light of changing circumstances and developments in employment legislation and industrial relations practice. There may be circumstances where the nature of the complaint means that it would be inappropriate to follow all provisions of this disciplinary procedure. In such circumstances, the Company reserves the right to vary the procedure and you would be informed of the nature of the variation and the reason for it.

The Data Protection Act 1998 and the retention of Personal Data

The Company is obliged to abide by the legislation set out in the above act in respect of processing of personal data contained within a relevant filing system.

Notes taken for the purpose of fulfilling any stage of the disciplinary process are likely to contain personal data which may form part of or be contained within a relevant filing system (such as the employee personal file or management performance records). These notes will only be used by parties involved in the process and only be retained for the length of time necessary. What is necessary will be determined by the outcome of any stage of the process and whether there is a need to retain supporting documentation for future review.

Disciplinary sanctions will only be retained for the length of time indicated in the policy unless otherwise stated.

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Frequently asked questions...

Will any disciplinary information appear on any future employment references that the Company may give?

If there is a specific question on the reference request for details of any disciplinary warnings or letters we would be duty bound to inform the future employer of any "live" warnings.

Any "spent" warnings will not be disclosed.

Can the disciplinary meeting be tape recorded?

In exceptional circumstances the Company may consider it appropriate to record disciplinary meetings. You can also request that the meeting to be tape recorded. However, all requests should be made in advance.

Can I bring my partner or a parent to a disciplinary meeting?

You can be accompanied by a colleague. If your partner or parent works for the Company they can attend. External representation is not permitted unless this is by a recognised full time trade union official from a union of which you are a member. In these circumstances they may accompany the hearing only and not form part of any investigatory process or meetings.

Can I have copies of the notes of my disciplinary meeting?

You will receive written details of the compliant and reasons for the decision taken.

Am I allowed access to any documentary evidence used by management during the disciplinary procedure?

Yes, you will be granted access to all relevant information before the meeting takes place.

Can I ask for an adjournment during the disciplinary meeting to consult with my companion?

Yes

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